Execution Version

Certain identified information has been redacted/excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential

DATED AS OF AUGUST 8, 2024

AMENDED AND RESTATED LIMITED      LIABILITY COMPANY AGREEMENT
OF

CLEAN BUS SOLUTIONS, LLC

THE INTERESTS EVIDENCED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT OF ANY STATE, HAVE BEEN ACQUIRED FOR INVESTMENT, AND MAY NOT BE SOLD, OR OTHERWISE DISPOSED OF, OR OFFERED FOR SALE UNLESS REGISTRATION STATEMENTS UNDER SUCH ACTS WITH RESPECT TO SUCH INTERESTS ARE THEN IN EFFECT OR EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH ACTS ARE THEN APPLICABLE TO SUCH OFFER OR SALE, AND UNLESS THE PROVISIONS OF THIS AGREEMENT ARE SATISFIED.

CONTENTS

Section    Page
1.Interpretation    2
2.Formation and Name; Purpose; Term; Office; Members    21
3.Members; Equity Interests    22
4.Capital Contributions    27
5.Capital Accounts; Distributions; Allocations    31
6.Management; Rights, Powers and Duties    37
7.Deadlock    47
8.Transfers of Interests    48
9.Representations and Warranties    56
10.Compliance with this Agreement    57
11.Dissolution, Liquidation and Termination of the Company    59
12.Proprietary Information    60
13.Tax Matters    63
14.Insurance    65
15.Publicity, Confidentiality and Limitation of Liability    65
16.Assignment    67
17.Default; Remedies    67
18.Notices    69
19.General    70
20.Disputes    71
21.Waiver of Jury Trial    72
22.Governing Law    72
Exhibit
1.Members    77
2.Accession Agreement    79
3.Competitors    84
Part 1    Blue Bird Competitors    84
Part 2    Investor Competitors    85
Part 3    Company Competitors    86
4.Milestones    87
5.Matters Requiring Majority Approval    88
6.Matters Requiring Supermajority Approval    89
7.Matters Requiring Member Approval    90
8.Member Responsibilities    91

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF CLEAN
BUS SOLUTIONS, LLC (this “Agreement”) is entered into on August 8, 2024 (the “Execution Date”), to be effective as of December 7, 2023 (the “Effective Date”),

BY AND AMONG:

(1)CLEAN BUS SOLUTIONS, LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Company”);

(2)BLUE BIRD BODY COMPANY, a domestic profit corporation organized and existing under the laws of the State of Georgia, with its principal place of business at 3920 Arkwright Rd, Suite 200, Macon, GA 31210 (“Blue Bird”); and

(3)GC MOBILITY INVESTMENTS I, LLC, a limited liability company, organized and existing under the laws of the State of Delaware, with its principal place of business at 560 Davis Street, San Francisco, CA 94111 (the “Investor”); and

(4)each of the other Members from time to time party hereto.

RECITALS:

(A)WHEREAS, Blue Bird is a leading school bus manufacturer with a complete line of Type C and D electric vehicle school bus body configurations, and the Investor is a leading sustainable infrastructure investor;

(B)WHEREAS, the Company was formed to jointly develop and deliver fleet-as-a-service to Qualified Customers (as defined below) using BB EV School Buses (as defined below) and Blue Bird and the Investor entered into the initial Limited Liability Company Agreement of the Company (the “Original Agreement”) on the Effective Date; and

(C)WHEREAS, the Members desire to enter into this Agreement to admit CBS Management Aggregator, LLC (“Management Aggregator”) as a Member of the Company and to amend and restate the Original Agreement and provide for the respective rights and obligations associated with the ownership and management of the Company.

NOW, THEREFORE, subject to the terms and conditions hereof and in consideration for the foregoing premises and the mutual agreements contained herein the Members agree as follows:

1.INTERPRETATION

1.1Definitions

In this Agreement:

“Accession Agreement” means an agreement substantially as set out in Exhibit 2 to be executed by a transferee or acquirer of any Interests.

“Act” means the Delaware Limited Liability Company Act, 6 Dec. C. § 18101 et seq., as amended from time to time.

“Additional Contributions Effective Date” means August 8, 2024.

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“Adjusted Capital Account” means, with respect to any Member, the balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:
(a)add to such balance any amounts which such Member is obligated to restore pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Treasury Regulation Section 1.704-2(g)(1) and 1.704-2(i)(5); and (b) subtract from such balance the items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704- 1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” of a person means any other person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with the first person. For purposes of clarity, in no event will a Dealer be deemed an Affiliate of Blue Bird.

“Agreed Value” means, with respect to (a) all property hereafter transferred to the Company as a Capital Contribution, the Fair Market Value of the property on the date that it is contributed to the Company, (b) with respect to all property distributed by the Company to a Member, the Fair Market Value of the property on the date of distribution, and (c) with respect to the second to last sentence of Section 5.1(a), the Fair Market Value of such Company Property at the time of the event requiring such revaluation, in each case as determined by mutual agreement of Blue Bird and the Investor or, if they fail to agree, a nationally recognized valuation firm chosen by mutual agreement of Blue Bird and the Investor.

“Alternative Power School Buses” means school buses that run on electricity or any other technology (including, without limitation, propane) approved by the Board and each Member.

“Annual Limit” has the meaning given to such term in Section 4.2(c).

“Applicable Law” means any constitutional provision, law (including common law), statute, rule, regulation, ordinance, decree, administrative plan, policy, treaty, convention, approval, authorization, order, judgment, written interpretations or court decree along with any interpretation thereof having the force of law, enacted, issued or promulgated by any governmental entity having jurisdiction over the Members or the matter in question, including any amendment, supplement, replacement or other modifications thereto from time to time, in each case that applies to, or is binding on, any Capital Member or the Company.

“Appraiser” has the meaning given to such term in Section 8.6.

“Asset Expenses” means all customary asset expenses including purchase, delivery, installation, operation and maintenance of fleet-as-a-service projects, inclusive of Bus Assets and Charging Assets.

“Asset Management Agreement” means any asset management agreement entered into by the Company or any of its Subsidiaries.

“Assumed Tax Liability” means with respect to any Member for any Fiscal Year, the product of (a) the items of U.S. federal taxable income allocated by the Company to such Member in such Fiscal Year, less the items of U.S. federal taxable loss allocated by the Company to such Member in such Fiscal Year multiplied by (b) the highest applicable U.S. federal, state and local income tax rate applicable to an individual or, if higher, a corporation, resident in California with respect to the character of U.S. federal taxable income or loss allocated by the Company to such Member during such Fiscal Year.

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“Background Proprietary Information” means Proprietary Information that is (i) Developed or Controlled by any Capital Member as of the Execution Date, and (ii) is necessary for or useful to the Relevant Purpose.

“BB Change of Control” means the occurrence of any of the following events: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), becoming the ultimate “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that for purposes of this clause (a), such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the voting stock of Blue Bird or (b) Blue Bird sells, conveys, transfers or leases (either in one transaction or a series of related transactions) all or substantially all of Blue Bird’s assets (determined on a consolidated basis) to any person.

“BB EV School Buses” means EV School Buses that are manufactured by Blue Bird or a Subsidiary of Blue Bird.

“Blue Bird” has the meaning given to such term in the preamble. “Board” has the meaning given to such term in Section 6.1(a).
“Book Value” means, with respect to any Company Property, its adjusted tax basis, provided, however, that with respect to any Company Property the Agreed Value of which differs from its adjusted tax basis at the time of its contribution to or distribution from the Company or a revaluation pursuant to the second to last sentence of Section 5.1(a), Book Value shall be determined in a manner consistent with the determination of Net Income or Net Loss.

“Budget” means the budget for the relevant period for the ordinary operating expenses that are allocated to the overhead of the Company and its Subsidiaries and approved by the Board from time to time in accordance with Section 6.5(a).

“Bus Assets” means the BB EV School Buses or other Alternative Power School Buses used in connection with any Company Project.

“Bus Purchase and Warranty Agreement” means the bus purchase agreement and related warranties pursuant to which the Bus Assets for a particular Company Project are purchased by the Company or a Subsidiary of the Company from Blue Bird or its Affiliates or Dealers.

“Bus Services Agreement” means any bus services agreement entered into by the Company or any of its Subsidiaries.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banks in (a) New York City, New York, (b) San Francisco, California, or (c) Atlanta, Georgia are authorized to be closed.

“Business Plan” means the business plan (together with any Project Criteria and Approval Process and Qualified Customer Criteria) for the Company and its Subsidiaries approved by the Board from time to time in accordance with this Agreement.

“Capital Account” means the capital account of a Member in the Company, calculated as set forth in Section 5.1(a).

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“Capital Contribution Timeline” means March 31, June 30, September 30, and December 31 of each year, unless otherwise adjusted by the Board (as set forth in then-current Budget or otherwise on an emergency basis as determined by the Board).

“Capital Contributions” means the amount of cash and the Agreed Value of property contributed by a Member to the capital of the Company.

“Capital Interests” means any Class A Interest and any Class B Interest. “Capital Member” means any Class A Member and any Class B Member.
“Certified Public Accountants” means an independent public accounting firm selected from time to time by the Board.

“Chairman” has the meaning given to such term in Section 6.2(a).

“Change of Control” means (a) with respect to Blue Bird, a BB Change of Control; (b) with respect to the Investor, an Investor Change of Control, or (c) with respect to any other Member, (i) the sale of all or substantially all of the assets of such Member; (ii) any merger, consolidation or acquisition of such Member with, by or into another corporation, entity or person; or (iii) any change in the ownership of more than fifty percent (50%) of the voting capital stock of such Member in one or more related transactions.

“Charger Management Agreement” means any agreement that the Company or a Company Subsidiary enters into to provide for the development, maintenance, and operation of the Charging Assets.

“Charging Assets” means the electric vehicle charging equipment and infrastructure and assets appurtenant to such equipment and infrastructure used, or to be used, in connection with any Company Project, but expressly excluding the Bus Assets.

“Class” means any class of Equity Securities of the Company issued in accordance with the terms of this Agreement, including the Class A Interests, Class B Interests and Class C Interests.

“Class A Commitment” has the meaning given to such term in Section 3.2(a).

“Class A Commitment Amount” in respect of Class A Interests for the funding of Corporate Expenses,
$10,000,000 per Class A Member, subject in the case of Blue Bird to the Annual Limit.

“Class A Interest” means a membership interest in the Company designated as a “Class A Interest,” with the rights, preferences, powers, restrictions, qualifications, and limitations ascribed thereto as set forth in this Agreement.

“Class A Member” means any Member holding Class A Interests with respect to such Member’s particular membership interests in the Company designated as “Class A Interests”.

“Class A Pro Rata Share” means, with respect to a Class A Member on a Distribution Date, a percentage equal to such Member’s aggregate number of Class A Interests on such Distribution Date divided by the aggregate number of Class A Interests issued and outstanding on such Distribution Date.

“Class B Capital Call Conditions” means, in respect of any capital call in respect of any Class B Member’s Class B Commitment Amount, each of the following:

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(a)completion of customary “know your customer” requirements of such Class B Member;

(b)no Material Adverse Effect has occurred and is continuing in respect of Blue Bird or the Company;

(c)no Event of Default under this Agreement has occurred and is continuing and no default or event of default under any Project Document has occurred and is continuing; and

(d)the Company Project(s) to be funded by the relevant Capital Contribution in respect of Class B Interests either (i) satisfies the Project Criteria and Approval Process or (ii) otherwise is approved by the Board.

“Class B Commitment” has the meaning given to such term in Section 3.2(b)(i).

“Class B Commitment Amount” means, in respect of Class B Interests for the funding of Asset Expenses, (i) in respect of Blue Bird, $20,000,000, subject to the Annual Limit, and (ii) in respect of the Investor, $80,000,000.

“Class B Contributed Amount” means, with respect to any Member, the sum of all Capital Contributions made to the Company by such Member in respect of its Class B Commitment Amount.

“Class B Interest” means a membership interest in the Company designated herein as a “Class B Interest”, with the rights, preferences, powers, restrictions, qualifications, and limitations ascribed thereto as set forth in this Agreement.

“Class B Member” means any Member holding Class B Interests with respect to such Member’s particular membership interests in the Company designated as “Class B Interests”.

“Class B Pro Rata Share” means, with respect to any Class B Member on a Distribution Date, a percentage equal to such Member’s aggregate number of Class B Interests on such Distribution Date divided by the aggregate number of Class B Interests issued and outstanding on such Distribution Date.

“Class C Interests” means Class C1 Interests and Class C2 Interests, collectively. “Class C Members” means Class C1 Members and Class C2 Members, collectively. “Class C Threshold Value” has the meaning given to such term in Section 3.2(c)(iii).
“Class C1 Distribution Share” means, on any Distribution Date, the percentage that the aggregate number of the Class C1 Interests issued and outstanding as of such Distribution Date represents of the aggregate number of Class A Interests and Class C1 Interests issued and outstanding as of such Distribution Date. By way of example, if five (5) Class C1 Interests are issued and outstanding and ninety- five (95) Class A Interests are issued and outstanding, the Class C1 Distribution Share would be five percent (5%).

“Class C1 Interest” means a membership interest in the Company designated herein as a “Class C1 Interest”, with the rights, preferences, powers, restrictions, qualifications, and limitations ascribed thereto as set forth in this Agreement.

“Class C1 Member” means any Member holding Class C1 Interests with respect to such Member’s particular membership interests in the Company designated as “Class C1 Interests.”

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“Class C1 Pro Rata Share” means, with respect to a Class C1 Member on a Distribution Date, a percentage equal to such Member’s aggregate number of Class C1 Interests on such Distribution Date divided by the aggregate number of Class C1Interests issued and outstanding on such Distribution Date.

“Class C2 Distribution Share” means, on any Distribution Date, the percentage that the aggregate number of the Class C2 Interests issued and outstanding as of such Distribution Date represents of the aggregate number of Class B Interests issued and outstanding as of such Distribution Date. By way of example, if two (2) Class C2 Interests are issued and outstanding and one hundred (100) Class B Interests are issued and outstanding, the Class C2 Distribution Share would be two percent (2%).

“Class C2 Interest” means a membership interest in the Company designated herein as a “Class C2 Interest”, with the rights, preferences, powers, restrictions, qualifications, and limitations ascribed thereto as set forth in this Agreement.

“Class C2 Member” means any Member holding Class C2 Interests with respect to such Member’s particular membership interests in the Company designated as “Class C2 Interests.”

“Class C2 Pro Rata Share” means, with respect to a Class C2 Member on a Distribution Date, a percentage equal to such Member’s aggregate number of Class C2 Interests on such Distribution Date divided by the aggregate number of Class C2 Interests issued and outstanding on such Distribution Date.

“Code” means the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent revenue laws.

“Commitment Amount” means in respect of a Member, as applicable, the Class A Commitment Amount or Class B Commitment Amount.

“Company” has the meaning given to such term in the Preamble of this Agreement.

“Company Minimum Gain” means, with respect to each Nonrecourse Liability, the amount of gain (of whatever character) that would be realized by the Company if it disposed of the Company Property subject to such liability in a taxable transaction in full satisfaction of such liability (and for no other consideration), and by then aggregating the amounts so computed. It is further understood that Company Minimum Gain shall be determined in a manner consistent with the rules of Treasury Regulation Section 1.704-2(d), including the requirement that if the book value of property (as determined for purposes of computing Net Income and Net Loss) subject to one or more Nonrecourse Liabilities differs from its adjusted tax basis, Company Minimum Gain shall be determined with reference to such book value.

“Company Project” means each BB EV School Bus or Alternative Power School Bus fleet-as-a-service project approved by the Board from time to time.

“Company Property” means all property, whether real or personal, tangible or intangible, owned by the Company.

“Company Proprietary Information” has the meaning given to such term in Section 12.1(b).

“Competitor” means, in respect of Blue Bird those persons listed in Part 1 of Exhibit 3, and in respect of the Investor, those persons described in Part 2 of Exhibit 3, and in respect of the Company, those persons described in Part 3 of Exhibit 3.

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“Confidential Information” means all information of a confidential nature that is: (i) disclosed by whatever means by a Member to the other Member in connection with the Company, the business of the Company, the Development Activities or any Company Project; or (ii) developed or maintained by the Company in connection with the business of the Company, the Development Activities, or any Company Project. Confidential Information includes:

(a)such information generated in connection with the Company, the business of the Company, Development Activities or a Company Project by a Member of by the Company or any of its officers, employees, or agents; and

(b)the provisions and subject matter of this Agreement and the agreements and contracts entered into in connection with the Company, the business of the Company, Development Activities or any Company Project and the matters contemplated by this Agreement.

“Contingent Warrant” means that certain Warrant to Purchase Common Stock of Blue Bird Corporation dated December 7, 2023 between Blue Bird Corporation and the Investor pursuant to which the Investor is entitled to purchase up to 333,333 shares of common stock of Blue Bird Corporation.

“Contributing Member” has the meaning given to such term in Section 4.3.

“Control” or “Controlled” means, (i) the power, directly or indirectly, to direct or cause the direction of the management or policies of a person, whether through the ownership of securities, by contract or otherwise (including for the avoidance of doubt, acting as the general partner, managing member or similar of such person), or (ii) with respect to any Proprietary Information, the possession by a Capital Member, whether by ownership or license (other than by licenses granted under this Agreement), of the ability to grant to any other party access, a license or a sublicense as provided herein without (a) requiring the consent of a third party, (b) violating the terms of any agreement or other arrangement with, or obligation to, any third party, or (c) incurring any requirement to compensate any third party in any way, in each case, as of the date hereof, or if any of the foregoing is Developed after the date hereof, on the date it is first Developed.

“Control Trigger Event” means, subject to a condition precedent that the Investor has at such time contributed greater than [REDACTED] percent ([REDACTED]%) of the total aggregate outstanding equity in the Company and outstanding Member Loans, the occurrence of any of the following events, as may be adjusted by the Board at any date prior to or simultaneously with the adoption of the Updated Business Plan pursuant to Section 6.5(b):

(a)the Company does not collect [REDACTED] or more of its projected aggregate accounts receivable (to be based upon actual contracts with customers) over any 12-month period due to the fault of Blue Bird in (i) the unremediated operational performance of BB EV School Buses; or (ii) meeting delivery commitments of BB EV School Buses to customers of the Company, solely to the extent that delivery constraints of Blue Bird are applied prejudicially to the disadvantage of the Company.

(b)damages arising under one or more Project Documents arising from liquidated damages arising the delivery or performance of BB EV School Buses to the extent provided for under any Project Document (which for purposes of clarity, will not include damages or claims for personal injury or other tort liability) that are paid by the Company or are assessed and payable by the Company in respect of the Company pursuant to the applicable dispute resolution procedure thereunder in an amount that over any 12-month period exceeds [REDACTED] of the total aggregate contracted revenues from the Company’s customers for such period.

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“Conversion Rate” means the ratio of the amount of equity that a Member receives for each dollar of Member Loan that the Member converts under Section 4.3(c)(ii), which shall be 1.5 for all Members.

“Corporate Expenses” means selling, general and administrative (SG&A) and other corporate expenses of the Company.

“Damages” has the meaning given to such term in Section 6.7. “Deadlock Event” has the meaning given to the term in Section 7(a). “Deadlock Notice” has the meaning given to the term in Section 7(a).
“Dealer” means any person or entity, other than Blue Bird or a Subsidiary of Blue Bird, that is authorized by Blue Bird to sell, lease, service, or distribute BB EV School Buses under the terms and conditions set forth in a separate dealer agreement between Blue Bird and such person or entity.

“Dealer Network Agreement” means any agreement between the Company and any Dealer in respect of sourcing of opportunities for Company Projects.

“Defaulting Member” has the meaning given to such term in Section 8.5(a). “Defaulting Party” has the meaning given to such term in Section 17.1. “Designated Individual” has the meaning set forth in Section 13(a).
“Developed” means created, invented, conceived, reduced to practice, originated, discovered, developed, acquired or otherwise obtained by a Capital Member, whether solely or jointly with any other Capital Member, such Capital Member’s representatives or a third party (as applicable).

“Developing Party” means any Capital Member (or its representatives or third parties acting on its behalf) that Develops any Foreground Proprietary Information.

“Development Activities” means the purchase, development, ownership and management of one or more Company Projects and the development, construction, ownership and management of related Charging Assets and the provision of a range of fleet-as-a-service offerings to Qualified Customers, in each case, in accordance with the terms of this Agreement.

“Dispute” has the meaning given to such term in Section 20. “Dispute Notice” has the meaning given to such term in Section 20.
“Disqualified Entity” means a legal entity who is or is an Affiliate of a legal entity who (a) is a party to any consent decree or order with respect to an alleged violation of the Foreign Corrupt Practices Act of 1977 (15 U.S.C. §§ 78dd-1, et seq.), the International Emergency Economic Powers Act, the Trading With the Enemy Act, or any similar federal or state law, (b) has been convicted, sanctioned, or has entered into any consent judgment or order with respect to an alleged material violation of any federal or state law relating to Securities (as that term is defined in Section 2(l) of the Securities Act), or has entered into any consent judgment or order with respect to an alleged material violation of any federal or state law relating to Securities, (c) has been banned or suspended from banking activities or from providing services to banks, (d) is reported to have substantial business or other affiliations with an organized crime figure or a person involved in money laundering, (e) whose name appears on, or who is owned or controlled, directly

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or indirectly, by one or more persons whose name appears on the Specially Designated Nationals and Blocked Persons List published by OFAC or is a department, agency or instrumentality of, or otherwise owned or controlled by or acting on behalf of, the government of any country that is the target of any Sanctions or is a current or former political leader or senior official of any such country, (f) is otherwise reasonably anticipated, in good faith, to cause a material legal or regulatory issue under any of the foregoing or any similar foreign laws and regulations for the Company or any Member of the Company (including with respect to loss of material permits or licenses held by the Company), as a result of such person or its Affiliates becoming a Member of the Company, (g) (i) is a Competitor of Blue Bird, if concerning a Transfer of the Investor’s Interests; provided that any financial institution directly or indirectly holding an equity interest in such a Competitor will not be deemed a Disqualified Entity, or (ii) is a Competitor of the Investor, if concerning a Transfer of Blue Birds’ Interests, (h) is controlled by a Disqualified Person, (i) has been disbarred from entering into contracts with any Governmental Entity, or (j) by virtue of their ownership in the Company, would cause the Company to be in breach of any Project Documents, cause the Company or the Company’s customers that operate the Company’s bussing assets to be in breach of or fail to comply with any School Authority requirements, or would prohibit the Company’s customers that operate the Company’s bussing assets from being able to compete for new School Authority contracts.

“Disqualified Person” means a person who is or is an Affiliate of a person who (a) has been convicted of a felony crime or any crime involving moral turpitude or a party to any consent decree or order with respect to an alleged violation of the Foreign Corrupt Practices Act of 1977 (15 U.S.C. §§ 78dd-1, et seq.), the International Emergency Economic Powers Act, the Trading With the Enemy Act, or any similar federal or state law, (b) has been convicted, sanctioned, or has entered into any consent judgment or order with respect to an alleged material violation of any federal or state law relating to Securities (as that term is defined in Section 2(l) of the Securities Act), or has entered into any consent judgment or order with respect to an alleged material violation of any federal or state law relating to Securities, (c) has been banned or suspended from banking activities or from providing services to banks, (d) is an organized crime figure or is reported to have substantial business or other affiliations with an organized crime figure or a person involved in money laundering, (e) whose name appears on, or who is owned or controlled, directly or indirectly, by one or more persons whose name appears on the Specially Designated Nationals and Blocked Persons List published by OFAC or is a department, agency or instrumentality of, or otherwise owned or controlled by or acting on behalf of, the government of any country that is the target of any Sanctions or is a current or former political leader or senior official of any such country or (f) is otherwise reasonably anticipated, in good faith, to cause a material legal or regulatory issue under any of the foregoing or any similar foreign laws and regulations for the Company or any Member of the Company (including with respect to loss of material permits or licenses held by the Company), as a result of such person or its Affiliates serving as an officer, Member or Manager of the Company.

“Distribution Date” means each Quarterly Payment Date or such other date determined by the Board on which a distribution of Excess Cash is made pursuant to Section 5.4.

“Distribution Rate” means [REDACTED]

“Drawdown Percentage” means (a) for Capital Contributions in respect of the Class A Interests, [REDACTED] for the Investor and [REDACTED] for Blue Bird, and (b) for Capital Contributions in respect of the Class B Interests, (i) if the number of BB EV School Buses that have been acquired and placed and in service (which number will include the count of any BB EV School Buses that have been acquired and sold) by the Company and its Subsidiaries is less than or equal to [REDACTED] for the Investor and [REDACTED] for Blue Bird, (ii) if the number of BB EV School Buses owned and in service by the Company and its Subsidiaries is greater than [REDACTED][REDACTED]

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[REDACTED][REDACTED][REDACTED][REDACTED] for the Investor and [REDACTED] for Blue Bird, and (iii) if the number of BB EV School Buses owned and in service by the Company and its Subsidiaries is [REDACTED][REDACTED][REDACTED] for the Investor and [REDACTED] for Blue Bird.

“Economic Risk of Loss” with respect to any liability of the Company means the economic risk of loss borne by a Member with respect to such liability as determined under Treasury Regulation Section 1.752- 2(a).

“Electing Member” has the meaning given to such term in Section 3.3.

“Equity Commitment Support” means an equity commitment letter or other form of credit support from a Capital Member in form and substance reasonably satisfactory to the other Capital Member.

“Equity Interests” has the meaning given to such term in Section 3.2(c) “Equity Securities” has the meaning given to such term in Section 3.2(c).
“EV School Buses” means electric vehicle school buses, being school buses that run on electricity from a battery (as opposed to diesel or other fuel source).

“Event of Default” has the meaning given to such term in Section 17.1.

“Event of Default Call Exercise Notice” has the meaning given to such term in Section 8.5(c). “Event of Default Call Right” has the meaning given to such term in Section 8.5(c).
“Event of Default Call Right Closing” has the meaning given to such term in Section 8.5(e). “Event of Default Put Right” has the meaning given to such term in Section 8.5(c).
“Event of Default Put Exercise Notice” has the meaning given to such term in Section 8.5(c). “Event of Default Put Right Closing” has the meaning given to such term in Section 8.5(d)
“Excess Cash” means, at any time, available cash and cash equivalents of the Company and the Company Subsidiaries on hand at such time, less amounts determined by the Board for current and anticipated cash requirements for one full calendar quarter, including all Reserves maintained, or required pursuant to the Agreement to be maintained, at such time by the Company and the Company Subsidiaries.

“Execution Date” means the date of this Agreement.

“Exercise Notice” has the meaning given to such term in Section 3.3. “Exercise Period” has the meaning given to such term in Section 3.3.
“Fair Market Value” means (a) with respect to any property other than Interests, the price at which a willing seller would sell and a willing buyer would buy such property having full knowledge of the facts, in an arm’s length transaction without time constraints, and without being under any compulsion to buy or sell, and (b) with respect to any Interests, the price at which a willing seller would sell and a willing buyer would buy such Interests having full knowledge of the facts, in an arm’s‑length transaction without

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time constraints, without being under any compulsion to buy or sell, and without factoring in or applying
(x) any discount or other reduction in value due to the minority or illiquid nature of any Interests, or the lack of voting or other rights to control or manage the Company or (y) any control premium, but taking into account the capital contribution obligations of the Members.

“FaaS Agreement” means any “fleet as a service” agreement entered into by the Company or any of its Subsidiaries.

“Financiers” means the financial institution or financial institutions selected by the Board for arranging and/or underwriting the financing required to fund any Company Projects.

“Fiscal Year” means the period commencing on January 1 and ending on December 31 of each calendar year.

“FMV Determination Procedure” has the meaning given to such term in Section 8.6.

“Foreground Proprietary Information” means Proprietary Information, including all modifications, developments and improvements to Background Proprietary Information, that (i) is Controlled by any Capital Member after the Execution Date, and (ii) is necessary for or useful to the Relevant Purpose. For the avoidance of doubt, Foreground Proprietary Information shall not include Background Proprietary Information.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Execution Date.

“General Manager” has the meaning given to such term in Section 6.4(a).

“Governmental Entity” means (a) any multinational, federal, provincial, state, municipal, local or other governmental or public department, court, commission, board, bureau, agency or instrumentality, domestic or foreign; (b) any subdivision, agent, commission or board of any of the foregoing; or (c) any quasi-governmental exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing.

“Indemnified Person” has the meaning given to such term in Section 6.7.

“Initial Budget” means the initial Budget adopted by the Board in accordance with Section 6.5(a)(i).

“Initial Business Plan” means the initial Business Plan adopted by the Board in accordance with Section 6.5(b)(i).

“Initial Warrant” means that certain Warrant to Purchase Common Stock of Blue Bird Corporation dated December 7, 2023 between Blue Bird Corporation and the Investor pursuant to which the Investor is entitled to purchase up to 666,667 shares of common stock of Blue Bird Corporation.

“Interest” means an equity interest in the Company, designated as a Class A Interest, Class B Interest or Class C Interest, with the relative rights, preferences, privileges, duties, liabilities, restrictions, and obligations set forth in this Agreement.

“Interest Change Date” shall have the meaning set forth in Section 5.2(j). “Investor” has the meaning given to such term in the preamble.

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“Investor Change of Control” means any event or series of events after which Generate Capital, PBC (i) fails to own, directly or indirectly, at least a majority of the equity or economic interests of the Investor after the date of this Agreement, or (ii) fails to Control the Investor after the date of this Agreement.

“IRS” has the meaning given to such term in Section 13(b).

“License Termination Event” has the meaning given to such term in Section 12.3(a).

“Lien” means, with respect to any property or asset, any mortgage, charge, pledge, lien, hypothecation, security interest or other similar encumbrance in respect of such property or asset.

“Liquidation Preference” means, as of any date of calculation for any Class B Member, an amount equal to such Class B Member’s Unreturned Class B Contributions, plus any accrued and unpaid amount of Quarterly Distributions.

“Litigation” has the meaning given to such term in Section 12.5(b). “Lock-Up Date” has the meaning given to such term in Section 8.1(d).
“Majority Approval” means the approval of those Managers representing at least 55% of the Class A Interests.

“Management Aggregator” has the meaning given to such term in the recitals.

“Management Aggregator LLCA” means the limited liability company agreement of Management Aggregator dated August 8, 2024 (as amended or modified from time to time).

“Management Incentive Plan” means the management and employee incentive plan of the Aggregator for the benefit of the Company’s employees, consultants, and directors, which management and employee incentive plan is in effect and approved from time to time in accordance with Section 6.1(g) of this Agreement.

“Manager” has the meaning given to such term in Section 6.1.

“Material Adverse Effect” means any omission, change, occurrence, fact or other circumstance, that is, or in the aggregate with any other events, acts, omissions, changes, occurrences, facts or other circumstances are, materially adverse to, or would reasonably be expected to have a material adverse effect on (a) the present or currently planned business, operations, assets, liabilities, properties, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole,
(b) the development, financing, construction, completion or operation of the Company Projects as currently planned, or (c) the ability of a party to perform its obligations or exercise any of its rights under this Agreement.

“Member” means each of Blue Bird, the Investor and any other person (from time to time) who holds Interests (which have been issued or transferred to such person in accordance with this Agreement) and has executed an Accession Agreement.

“Member Loan” has the meaning given to such term in Section 4.3.

“Member Nonrecourse Debt” means any nonrecourse debt of the Company for which any Member bears the Economic Risk of Loss.

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“Milestone” has the meaning given to such term in Section 4.4. “Milestone Date” has the meaning given to such term in Section 4.4.
“Minimum Gain Attributable to a Member Nonrecourse Debt” means, with respect to any Member Nonrecourse Debt, an amount equal to the Company Minimum Gain that would result if the Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulation Section 1.704-2(i)(3).

“Net Income” or “Net Loss” means, for each Fiscal Year of the Company, the taxable income or loss, respectively, of the Company for federal income tax purposes, except that (a) any income of the Company that is exempt from federal income tax, as described in Code Section 705(a)(1)(B), and not otherwise taken into account in computing taxable income or loss shall be added to such taxable income or subtracted from such taxable loss, (b) any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as expenditures described in Section 705(a)(2)(B) of the Code pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account under this definition (any such expenditures being referred to for purposes of this Agreement as “Section 705(a)(2)(B) Expenditures”) shall be subtracted from such taxable income or added to such loss, (c) an amount of gain or loss that would have been recognized by the Company if property distributed by the Company to a Member had instead been sold in a taxable disposition for its Agreed Value at the time of distribution shall be taken into account, (d) if any of the Company’s property is revalued pursuant to the second to last sentence of Section 5.1(a), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property, and (e) items of income, gain, loss or deduction with respect to Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property. Except as otherwise provided in the Treasury Regulations issued under Section 704(b) of the Code, such amounts shall be computed without regard to any basis adjustment for federal income tax purposes under Sections 732, 734, and 743 of the Code resulting from an election under Section 754 of the Code.

“Non-Contributing Member” has the meaning given to such term in Section 4.3. “Non-Defaulting Member” has the meaning given to such term in Section 8.5(a). “Non-Developing Party” means any Capital Member other than the Developing Party. “Non-Permitted Transferee” means any person that is not a Permitted Transferee.
“Nonrecourse Deductions” shall have the meaning set forth in Treasury Regulations Sections 1.704(b)(1) and 1.704-2(c).

“Nonrecourse Liability” means any Company liability (or portion thereof) for which no Member bears the Economic Risk of Loss.

“Notice” has the meaning given to such term in Section 18(a). “Officer” has the meaning given to such term in Section 6.4.
“Partnership Representative” has the meaning set forth in Section 13(a).

“Partnership Representative Removal Event” means the occurrence of any of the following events:

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(a)the Partnership Representative breaches or defaults in respect of its obligations under Sections 4.1 or 4.2 or otherwise breaches or defaults in respect of any other material covenant or obligation under this Agreement;

(b)the Partnership Representative or its applicable Affiliate breaches or defaults in respect of any material covenant or obligation under any Project Document;

(c)the Partnership Representative (i) engages, or causes the Company to engage, in fraud, willful misconduct or gross negligence, or (ii) breaches a fiduciary duty;

(d)the breach of material Applicable Law by the Partnership Representative; or

(e)any bankruptcy or insolvency of the Partnership Representative or its permitted holder whether voluntary or involuntary.

“Patents” means any and all patents and patent applications (whether provisional or non-provisional, including continuations, continuations-in-part, divisions and substitute applications), all patents issued from any such patent applications, all reissues, renewals, extensions and re-examinations (including all supplemental protection certificates) of any such patent, all foreign counterparts to the foregoing, and all rights provided by international treaties or conventions.

“Permitted Direct Transfer” has the meaning given to such term in Section 8.7(a).

“Permitted Transferee” means any person that a non-transferring Member has approved in writing as a permitted transferee of Class A Interests or Class B Interests, as applicable.

“PCAOB” means the Public Company Accounting Oversight Board. “PIK Amount” has the meaning given to such term in Section 5.4(d). “PIK Event” has the meaning given to such term in Section 5.4(d).
“Positive Operating Cash Flow” means, for any Fiscal Year, the excess, if any, of (a) the aggregate amount of cash and cash equivalents received by the Company as a result of gross margin from asset deployments, over (b) the aggregate amount of cash and cash equivalents paid or required to be paid by the Company during such period for its operations, including, without limitation, selling general and administrative expenses, taxes, debt service, and other obligations or liabilities arising from or related to any Company Project.

“Power Management Agreement” means any power management agreement entered into by the Company or any of its Subsidiaries.

“Pre-emptive Rights Notice” has the meaning given to such term in Section 3.3. “Pre-emptive Securities” has the meaning given to such term in Section 3.3.
“Prime Rate” means the rate listed in the Wall Street Journal as the so-called national “prime rate”, but if no such designation is published, the term shall mean the nearest equivalent to such term as published by the Wall Street Journal (as determined by the other Member in relation to the Member that is being charged interest determined in relation to the “Prime Rate”), or if no equivalent is published by the Wall Street Journal, by another financial publication of national standing (as determined by the other Member).

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Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Principal Office” has the meaning given to such term in Section 2.7.

“Pro Rata Capital Share” means, with respect to a Capital Member on any date, a percentage equal to such Member’s aggregate number of Capital Interests on such date divided by the aggregate number of Capital Interests issued and outstanding on such date.

“Proceeding” has the meaning given to such term in Section 6.7.

“Project Criteria and Approval Process” means the commercial, legal, and technical criteria for fleet- as-a-service projects to be pursued by the Company the eligibility criteria (including without limitation the Qualified Customer Criteria) and related approval process with respect thereto, as established by the Board from time to time in accordance with this Agreement.

“Project Document” and “Project Documents” means and includes those certain documents related to a Company Project entered into from time to time by the Company or any of its Subsidiaries, including any Dealer Network Agreements, Charger Management Agreement, Power Management Agreements, Bus Purchase and Warranty Agreements, Bus Services Agreements, Asset Management Agreements, FaaS Agreements, and any such other agreements in relation to a Company Project that the Members may designate as such from time to time.

“Proprietary Information” means any and all of the following, and any or all rights arising therefrom or associated therewith, throughout the world: (i) Patents and designs, (ii) trademarks, service marks, logos, trade names and similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations of, applications for and renewals of, any of the foregoing,
(iii) copyrights and works of authorship (whether or not copyrightable), and all registrations of, applications for and renewals of, any of the foregoing, (iv) domain names, webpages, and all content and data thereon or relating thereto, (v) trade secrets, inventions (whether or not patentable), know-how, and other proprietary or confidential information (including all technology, processes, methods, designs, specifications, discoveries, modifications, developments and improvements), (vi) computer programs, operating systems, applications, firmware and other code (including all source code and object code), interfaces, databases, data compilations and collections, protocols, specifications and other related documentation, and (vii) other corresponding or equivalent rights or forms of protection.

“Proprietary Information Owner” has the meaning given to such term in Section 12.5. “Qualified Contract” means any contract for fleet-as-a-service with a Qualified Customer. “Qualified Customer” means any customer which satisfies the Qualified Customer Criteria.
“Qualified Customer Criteria” means the eligibility criteria for school district and other customers of the Company established by the Board from time to time in accordance with this Agreement.

“Quarterly Distribution” means an amount equal to the accrued and unpaid interest, including any PIK Amount previously accrued and not yet paid, at the Distribution Rate through the applicable Quarterly Payment Date, on (a) the Unreturned Class B Contributions, plus (b) any PIK Amount following a PIK Event for such time as such PIK Amount remains unpaid, as of each Quarterly Payment Date.

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“Quarterly Payment Date” means each of March 31, June 30, September 30, and December 31 of each calendar year.

“Receiving Party” has the meaning given to such term in Section 15.2(a).

“Related Party” means, in respect of each Member, any of its Affiliates or any of its or their respective directors, officers, members, managers, partners, financing sources (both debt and equity), consultants, employees, attorneys or advisors, but shall exclude the Company and any other Subsidiaries of the Company.

“Related Party Transaction” means any transaction, arrangement, agreement or contract, directly or indirectly, between the Company and any Related Party.

“Relevant Purpose” means the performance by the Company or any of its Subsidiaries of Development Activities in accordance with the terms of this Agreement.

“Removal Event” means, in respect of any person, the occurrence of any event that causes such person to become a Disqualified Person.

“Required Transfer Documentation” means an assignment agreement in form and substance reasonably acceptable to the transferor and the transferee providing for the sale and assignment of Interests, free and clear of all Liens other than those imposed by applicable securities law or the Agreement. The Required Transfer Documentation shall (without limitation) include representations and warranties by the transferor as to (a) due organization and good standing of the transferor, (b) the power and authority of such transferor, (c) the due authorization of the Required Transfer Documentation, (d) the due execution and delivery of the Required Transfer Documentation, (e) the enforceability of the Required Transfer Documentation, (f) the execution, delivery and performance of the Required Transfer Documentation not requiring any notice to, filing with, consent, permit or approval of, or license from any Governmental Entity, other than such as have been made or secured and are in full force and effect, (g) the “non- contravention” of the execution, delivery and performance of the Required Transfer Documentation with the transferor’s organizational documents, Applicable Law, the Project Documents, any financing documents to which the Company is party, and contracts to which the transferor is a party, (h) the transferee not being a Disqualified Entity or Disqualified Person, and (i) the assignment to the transferee of good and valid title to such Interests, free and clear of all pledges, Liens, mortgages or security interests (of any nature whatsoever).

“Reserves” means funds set aside or amounts allocated to reserves (in each case by the Company and/or one or more of its Subsidiaries).

“ROFO Notice Period” has the meaning given to such term in Section 8.2(b)(ii). “ROFO Offer Notice” has the meaning given to such term in Section 8.2(c)(i).
“ROFO Offered Interest” has the meaning given to such term in Section 8.2(a). “ROFO Offering Member” has the meaning given to such term in Section 8.2(a).
“ROFO Offering Member Notice” has the meaning given to such term in Section 8.2(b)(i). “ROFR Notice Period” has the meaning given to such term in Section 8.3(b)(ii).

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“ROFR Offered Interest” has the meaning given to such term in Section 8.3(a). “ROFR Offering Member” has the meaning given to such term in Section 8.3(a).
“ROFR Offering Member Notice” has the meaning given to such term in Section 8.3(b)(i).

“Sanction(s)” means economic or financial sanctions laws, requirements, trade embargoes or other restrictive measures imposed, administered or enforced by any Sanctions Authority.

“Sanctions Authority” means the government of the United States (including the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State and the U.S. Department of Commerce), the United Nations Security Council, the European Union, any European Union member state, the United Kingdom (including His Majesty’s Treasury), or any other Governmental Entity that imposes, administers or enforces Sanctions.

“School Authority” means the applicable school district or other similar authority. “Secretary” has the meaning given to such term in Section 6.2(b).
“Section 705(a)(2)(B) Expenditure” shall have the meaning assigned to such term in the definition of the term “Net Income” or “Net Loss.”

“Securities Act” means the US Securities Act of 1933, as amended.

“Senior Employee” has the meaning determined by the Board from time to time (and which initially means the General Manager or any officer of the Company or any of its Subsidiaries).

“Solely-Owned Proprietary Information” has the meaning given to such term in Section 12.1(a).

“Subsidiary” means, with respect to any specified person, any other person, as to which such specified person owns, of record or beneficially, directly or indirectly, (a) more than 50% of the voting power or otherwise holds sufficient voting power to enable such person to elect a majority of such entity’s board of directors or other governing body or (b)(i) if such other person is a corporation, more than 50% of the outstanding capital stock or issued share capital and (ii) if such other person is not a corporation, more than 50% of the equity and profits interests at the time any determination thereof is made.

“Supermajority Approval” has the meaning given to such term in Section 6.1(f). “Tag-Along Holder” has the meaning given to such term in Section 8.4(a).
“Tag-Along Notice” has the meaning given to such term in Section 8.4(a).

“Tag-Along Notice Period” has the meaning given to such term in Section 8.4(b). “Tag-Along Response Notice” has the meaning given to such term in Section 8.4(b). “Tag-Along Sale” has the meaning given to such term in Section 8.4(a).
“Tag-Along Sale Percentage” has the meaning given to such term in Section 8.4(a). “Tag-Along Securities” has the meaning given to such term in Section 8.4(a).

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“Tagging Person” has the meaning given to such term in Section 8.4(b).

“Tax” means any federal, state, local or non-U.S. tax, including any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs, duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax, fee, levy or other assessment or charge of any kind, in each case in the nature of a tax, together with any interest, penalty, addition to tax or additional amount related thereto, and any liability for any of the foregoing as transferee.

“Tax Distribution” means, with respect to any Member for any Fiscal Year, the excess, if any, of (a) the Assumed Tax Liability of such Member as of such Fiscal Year, over (b) the amount of distributions made to such Member pursuant to Section 5.4 during such Fiscal Year.

“Tax Distribution Date” means, with respect to each Fiscal Year, 30 days following the end of such Fiscal Year.

“Tax Return” means any return, report or similar statement filed or required to be filed with respect to any Taxes (including any attached schedules), including any Schedule K-1 issued to Members by the Company, information return, claim for refund, amended return or declaration of estimated Tax.

“Term” has the meaning given to such term in Section 2.6. “Territory” means the U.S.
“Transfer” means, in relation to any Interests or the legal or beneficial direct or indirect interest in any Interests, to: (a) sell, assign, transfer or otherwise dispose of it; (b) pledge, mortgage, charge or encumber it; (c) enter into any agreement (other than this Agreement) in respect of any right or interest in the Interests (including any agreement to waive, not to exercise or otherwise limit or lock-up the voting rights attaching to any Interest); (d) agree, whether or not subject to any condition precedent or subsequent, to do any of the foregoing; or (e) as the context may require, the implementation of any of the above matters.

“Treasury Regulations” means final and temporary regulations promulgated under the Code. “True-Up Capital Contributions” has the meaning given to such term in Section 4.1(b). “U.S.” means the United States of America.
“Unanimous Member Consent” means a written consent executed by all Class A Members of the Company.

“Unfunded Contribution” has the meaning given to such term in Section 4.3.

“Unreturned Class B Contributions” means, with respect to a Class B Member as of the date of calculation, an amount equal to the positive difference, if any, between (i) the Class B Contributed Amount of such Class B Member and (ii) the aggregate amount of distributions to such Class B Member under Section 5.4(c)(i)(B) and Section 5.5.

Updated Budget” has the meaning given to such term in Section 6.5(a)(i).
Updated Business Plan” has the meaning given to such term in Section 6.5(b)(i).

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“Upstairs Class C Interest” has the meaning given to such term in Section 8.1(g). “Valuation Notice” has the meaning given to such term in Section 8.5(a). “Voluntary Redemption” has the meaning given to such term in Section 4.5.
“Voluntary Redemption Amount” has the meaning given to such term in Section 4.5.

1.2Construction

(a)Unless a contrary indication appears in this Agreement, a reference in this Agreement to:

(i)an “amendment” includes a restatement, supplement, novation, assignment or re-enactment and “amended” is to be construed accordingly;

(ii)an “authorization” includes an authorization, consent, permit, approval, resolution, license, exemption, filing and registration;

(iii)a “person” includes any firm, company, corporation, state entity, association or partnership (in each case, whether or not having separate legal personality);

(iv)a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organization;

(v)references to the Preamble, Recitals, Sections, Schedules and Exhibits are references to the preamble, recitals, sections, schedules and exhibits of this Agreement;

(vi)a “person” includes its successors and assigns;

(vii)“include” and its cognates shall be construed without limitation;

(viii)references to “herein” or “hereunder” refer to this Agreement unless a specific section is identified;

(ix)references to “Section” or “Sections” refers to the Sections of this Agreement unless otherwise specifically stated;

(x)the term “and/or” means any one, any combination of, or all of the persons, words, provisions or items connected by that term “and/or”;

(xi)“Will” is a synonym for “shall”, and vice versa, and both are obligatory.

(b)The headings in this Agreement do not affect its interpretation.

(c)In this Agreement any reference, express or implied, to an enactment (which includes any legislation in any jurisdiction) includes:

(i)that enactment as amended, extended or applied by or under any other enactment (before, on or after the date of this Agreement);

(ii)any enactment which that enactment re-enacts (with or without modification); and

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(iii)any subordinate legislation (including regulations) made (before, on or after the date of this Agreement) under that enactment, including (where applicable) that enactment as amended, extended or applied as described in subparagraph (i), or under any enactment which it re-enacts as described in subparagraph (ii).

2.FORMATION AND NAME; PURPOSE; TERM; OFFICE; MEMBERS

2.1Amendment and Restatement and Continuation

The Members agree to amend and restate the Original Agreement in its entirety on the terms hereof and to continue the Company on the terms set forth herein.

2.2Organization; Qualification

The Company was formed as a limited liability company pursuant to the Act upon the filing of the Certificate of Formation in the Office of the Secretary of State of the State of Delaware on November 29, 2023. Prior to the Company’s conducting business in any jurisdiction other than Delaware, the Company will comply with all requirements necessary to qualify the Company as a foreign limited liability company in such jurisdiction.

2.3Name of the Company

The name of the Company is “Clean Bus Solutions, LLC”. All business of the Company shall be conducted under such name and such name shall be used at all times in connection with the Company’s business and affairs, except as otherwise determined by the Board in compliance with Applicable Law.

2.4Purpose; Nature

(a)The purpose of the Company shall be (i) to purchase, own, and manage BB EV School Buses (and, if agreed by the Board and each Member, other Alternative Power School Buses that are manufactured by Blue Bird or a Subsidiary of Blue Bird) and develop, construct, own and manage related Charging Assets, and provide a range of fleet-as-a-service offerings to Qualified Customers, and (ii) to engage in any other business or activity related thereto for which a limited liability company may be formed under the Act.

(b)The Members intend that the Company shall be treated as a partnership for federal and, if applicable and permissible, state and local income Tax purposes, and each Member and the Company shall file all Tax Returns and shall otherwise take all Tax and financial reporting positions in a manner consistent with such treatment.

2.5Authority

The Company shall have all the powers conferred by the laws of the State of Delaware on limited liability companies formed under the Act, and may do any and all lawful acts or things, in each case that are necessary, appropriate, incidental or convenient for the furtherance and accomplishment of the purpose of the Company as set forth in Section 2.4. Without limiting the generality of the foregoing, the Company shall have the authority to execute, deliver and perform all of its obligations under the Project Documents.

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2.6Term

The term of the Company (the “Term”) began upon the acceptance of the Certificate of Formation by the office of the Secretary of State of the State of Delaware and the Company shall continue perpetually, unless and until its existence is terminated as provided in Section 11.

2.7Registered Office

The registered office of the Company in the State of Delaware shall be located at Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808, or at any other place within the State of Delaware that the Board shall select. The location of the principal office of the Company (the “Principal Office”) shall be determined by the Board from time to time.

2.8Registered Agent

The name of the Company’s initial registered agent in the State of Delaware is Corporation Service Company.

2.9Company Subsidiaries

Unless otherwise directed by the Board, (i) each Company Project shall be implemented through a Company Subsidiary, (ii) the Company shall not have any Subsidiaries, other than Subsidiaries in which the Company holds, directly or indirectly, 100% of the common equity interests, (iii) each Subsidiary of the Company shall be managed by the Company in its capacity as the sole member of such Subsidiary, and (iv) all actions taken by any Subsidiary of the Company shall be taken only with the consent of, or pursuant to the written direction of, the Board.

3.MEMBERS; EQUITY INTERESTS

3.1Members

The name and address of each Member are set forth on Exhibit 1 hereto. Exhibit 1 shall be maintained and supplemented by the Board from time to time so that it sets forth the then current name and mailing address of each Member.

3.2Membership Interests

(a)Effective as of the execution and delivery of this Agreement on the Execution Date, the holders of Class A Interests are reflected on Exhibit 1 attached hereto. Each of Blue Bird and the Investor hereby agree to purchase from the Company and make Capital Contributions to the Company for, and in exchange the Company shall sell and issue to Blue Bird or the Investor (as applicable), additional Class A Interests up to their respective Class A Commitment Amount, subject to the terms and conditions of this Agreement (“Class A Commitment”). The maximum number of Class A Members at any time shall be two (2). Without the consent of the Members, the Board is hereby authorized and directed to amend or cause to be amended Exhibit 1 to reflect any changes in Members and their respective Interests, including the addition of holders of Class B Interests from time to time, resulting from any (i) Capital Contributions by a Member in respect of any Class of Equity Securities (ii) admissions of new Members in respect of any Class of Equity Securities and (iii) any appropriate adjustments for Equity Securities splits, Equity Securities dividends, combinations, and other recapitalizations, in each case to the extent effected in accordance with this Agreement. Any reference in this Agreement to Exhibit 1 (other than in the first sentence of this

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Section 3.2(a)) shall be deemed a reference to Exhibit 1 as amended in accordance with this Agreement and in effect from time to time.

(b)Class B Interests

(i)Each of Blue Bird and the Investor hereby agree to purchase from the Company and make Capital Contributions to the Company for, and in exchange the Company shall sell and issue to Blue Bird or the Investor (as applicable), Class B Interests up to their respective Class B Commitment Amount, subject to the terms and conditions of this Agreement (“Class B Commitment”).

(ii)The Class B Commitment Amounts shall be available for drawdown by the Company pursuant to capital calls issued by the Board in accordance with Section 4.2 at any time from and including the Additional Contributions Effective Date until and including the fifth (5th) anniversary of the Effective Date. In consideration of Capital Contributions of the Class B Members in respect of their Class B Commitment Amount, the Company shall issue Class B Interests to each Class B Member. Following issuance of any Class B Interests, the Board shall cause Exhibit 1 hereto to be updated to provide a list of the Class B Pro Rata Shares and corresponding Class B Members.

(iii)Following the issuance of any Class B Interests, dividends shall accrue on each Class B Interest at the Distribution Rate, and shall be paid quarterly, as of each Quarterly Payment Date, in cash or in kind through a PIK Event, as provided herein, to the holder of such Class B Interest.

(c)Class C Interests

(i)Subject to this Section 3.2(c)(i), the Company is hereby authorized to issue, from time to time, Class C1 Interests and Class C2 Interests to Management Aggregator (and any of its designees, including without limitation to employees, consultants, managers, officers, or independent contractors of the Company or its Affiliates), as shall be reflected Exhibit 1 attached hereto; provided that any such issuance does not result in (x) an aggregate number of Class C1 Interests in excess of fifteen percent (15%) of the aggregate total number of authorized Class A Interests and Class C1 Interests at any time or (y) an aggregate number of Class C2 Interests in excess of two percent (2%) of the aggregate total number of authorized Class B Interests at any time. Following issuance of any Class C Interests, the Board shall cause Exhibit 1 hereto to be updated to provide a list of the Class C Members, the Class C Interests and the respective Class C1 Pro Rata Shares or Class C2 Pro Rata Shares corresponding to such Class C Interests.

(ii)The Class C Interests are intended to constitute “profits interests” within the meaning of Revenue Procedure 93-27, 1993-24 I.R.B. 63, as clarified by Revenue Procedure 2001-43, 2001-2 C.B. 191, unless the Board determines otherwise with respect to particular Class C Interests.

(iii)At the time of issuance, the Board shall designate a value (such value, the “Class C Threshold Value”) applicable to each such Class C Interests to the extent necessary to cause such Class C Interests to constitute a “profits interest” as provided in Section 3.2(c)(ii) above, but not less than zero. The Board shall amend (or cause to be amended) Exhibit 1 as needed to reflect any modifications to the Class C Threshold Value, or establish a new Class C Threshold Value, in each case, to the extent necessary to cause the applicable Class C Interest to constitute a “profits interest” as provided in Section (ii) above.

(iv)The initial number of Class C1 Interests shall be 60,293.16 and the initial number of Class C2 Interests shall be zero. Subject to the terms of this Agreement (including Section 3.2(c)(i)), Class C Interests may be allocated and issued from time to time as determined by the Board.

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(v)Notwithstanding anything to the contrary in this Agreement, if the recipients of Class C Interests are liable for taxes in connection with the issuance of such Class C Interests, the Company shall not make any Tax Distribution to such recipients. Absent a contrary determination by the Board based on a change in law governing the taxation of the Class C Interests: (A) the Company and each Member shall treat each Class C Interest granted to such Member as a “profits interest”; (B) the Company and each Member shall treat each holder of a Class C Interest as the owner of such interests from the date such interests are granted until such interests are forfeited or otherwise disposed of; (C) each holder of a Class C Interest agrees to take into account such distributive share of the Company’s income, gain, deduction and loss in computing its U.S. federal income tax liability for the entire period during which it holds such Class C Interest; and (D) each Member agrees not to claim a deduction (as wages, compensation or otherwise) in respect of any Class C Interest either upon grant or vesting of the Class C Interest. Upon a change in law governing the taxation of “profits interests”, each Member shall take such actions as may be requested by the Company in response to such change in law, including agreeing to amend this Agreement in a manner the Board deems necessary or appropriate to reflect such change in law and reporting any such matters in their income tax returns as determined by the Board. Notwithstanding anything in this Agreement to the contrary, the Board is hereby authorized and empowered, without further vote or action of the Members, to amend this Agreement as it deems necessary to comply with the requirements of, or address changes to, any law applicable to the taxation of “profits interests”. The Company and each Member agrees to comply with all requirements of treating each Class C Interest as a profits interest for federal income tax purposes.

(vi)Notwithstanding anything to the contrary herein, any distributions with respect to any Class C Interests that are unvested or that are “Downstairs Class C Interests” (as such term is used and defined in the Management Aggregator LLCA) that correspond to unvested Upstairs Class C Interests (pursuant to the Management Aggregator LLCA) that would otherwise be distributed to the Member holding such Class C Interests pursuant to Section 5.4 shall be held by the Company in a segregated interest-bearing account (separate from and not commingled with the general funds of the Company) and shall be invested in such manner as may be determined by the Board. Any such amount with respect to such Class C Interest that is unvested or that is a “Downstairs Class C Interest” that corresponds to unvested Upstairs Class C Interests, including any interest or other income with respect thereto, shall not be distributed, and shall not be treated as distributed for income tax purposes, to the Member holding such Class C Interest until such Class C Interest vests or the corresponding Upstairs Class C Interest vests (as applicable) and, at such time as the Class C Interest vests or the Upstairs Class C Interest vests (as applicable), such amount shall be distributed to the Member holding such Class C Interest. Without limiting the foregoing, if any Class C Interest or Upstairs Class C Interest is forfeited prior to the vesting of such Class C Interest or Upstairs Class C Interest, then any such amount retained by the Company pursuant to this Section (vi) (including any interest or other income with respect thereto) shall no longer be held for the holder’s benefit and shall be returned to the Company and made available for future distributions in accordance with Section 5.4 or other use by the Company in accordance with this Agreement, and any corresponding Class C Interest that is a “Downstairs Class C Interest” shall automatically be cancelled.

(d)Subject to Section 6.1(g), and in compliance with the other provisions of this Agreement (including Section 3.3), the Company may, solely upon the prior approval of the Board, at any time and from time to time, (i) issue additional Interests of any Class, (ii) create and issue other equity interests in the Company, in other Classes or series, in the case of clauses (i) and (ii), having rights, preferences, privileges, duties, liabilities, restrictions, and obligations different from those of the Interests of the Classes existing as of the date hereof (the interests described in clauses (i) and (ii), together with the Interests issued as of and

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from the Effective Date, collectively, “Equity Interests”), (iii) issue obligations, evidences of indebtedness, or other debt securities or interests convertible into, or exchangeable or exercisable for, Interests or other Equity Interests, (iv) issue warrants, options, or other rights to purchase or otherwise acquire Interests or other Equity Interests, and (v) issue any interest, right, or participation in the share of the profits, income, or distributions of the Company (the interests described in clauses (i)-(v), together with the Interests issued as of and from the Effective Date, collectively, “Equity Securities”); provided, however, that at any time following the Execution Date, the Company shall not issue Equity Interests to any person unless such person shall have executed a counterpart to this Agreement (or, in the case of other Equity Securities convertible or exchangeable into Interests or other Equity Interests, an agreement to execute and deliver to the Company, as a condition to such conversion or exchange, a counterpart to this Agreement). The Company shall issue Class B Interests in accordance with Section 3.2(b) and Section 4.2(b). In each instance where new Equity Interests are issued in accordance with the terms of this Agreement, the Board shall amend Exhibit 1 attached hereto solely to the extent necessary to reflect such additional issuances and the Board may make any such other amendments to this Agreement, including to Section 5.4, as are necessary to reflect such additional issuances, consistent with the foregoing and the other terms of this Agreement. Unless otherwise determined by the Board or requested by the applicable Member, the Equity Interests shall not be certificated.

3.3Pre-emptive Rights

(a)If, at any time after the date of this Agreement, the Company proposes to issue or sell any Equity Securities other than as explicitly contemplated herein (the “Pre-emptive Securities”) (it being understood and in any event agreed that any such issuance would require approval of each Class A Member), then, prior to any such issuance or sale, the Company shall give each Class A Member (other than a Class A Member in respect of which an Event of Default shall then be continuing) written notice of such proposed issuance or sale describing in reasonable detail the Pre-emptive Securities (including the number proposed to be issued or sold), the prospective purchaser(s) of such Pre-emptive Securities, the purchase price per unit of Pre-emptive Securities, the payment and other material terms and the portion of such Pre-emptive Securities corresponding to such Class A Member’s Class A Pro Rata Share (each such written notice, a “Pre-emptive Rights Notice”). Each Class A Member (other than a Class A Member in respect of which an Event of Default shall then be continuing) shall have the option, exercisable by written notice to the Company within 30 days after receipt by such Class A Member of the Pre-emptive Rights Notice (such written notice, an “Exercise Notice” and such period, the “Exercise Period”), to elect to purchase from the Company, on the same terms and conditions as set forth in the Pre-emptive Rights Notice, all or any portion of the Pre-emptive Securities commensurate with its Class A Pro Rata Share. In any Exercise Notice, the Member electing to exercise its pre-emptive rights pursuant to this Section 3.3 (each, an “Electing Member”) shall specify the number of Pre-emptive Securities, up to its Class A Pro Rata Share, that it desires to purchase. Any Member who fails to give the Company an Exercise Notice during the Exercise Period shall be deemed to have forfeited such Member’s right to acquire the Pre-emptive Securities offered pursuant to such Pre-emptive Rights Notice but, for the avoidance of doubt, any such failure shall not affect such Member’s pre-emptive rights pursuant to this Section 3.3 with respect to any future issuances or sales of Pre-emptive Securities.

(b)During the 120 days (which such 120-day period may be extended for a reasonable time to obtain any required regulatory approvals) following the expiration of the Exercise Period, the Company shall be entitled to issue or sell the Pre-emptive Securities described in the Pre-emptive Rights Notice with respect to which the Electing Members declined to exercise the pre-emptive right set forth in this Section 3.3 on a price per unit of Pre-emptive Securities not less than, and otherwise on terms no less favorable to the Company than, those set forth in the Pre-emptive Rights Notice. If the Company has not sold such Pre- emptive Securities within such time period, the Company shall not thereafter issue or sell any Pre-emptive

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Securities without first again offering such securities to the Class A Members in accordance with the procedures set forth in this Section 3.3.

(c)The closing of the issuance or sale of Pre-emptive Securities to any Electing Member shall occur on the date and at the location specified by the Company in the Pre-emptive Rights Notice, subject to the other provisions of this Section 3.3.

(d)The Class A Pro Rata Shares automatically shall be appropriately adjusted to reflect any issuance or sale of Pre-emptive Securities that are Class A Interests (other than any such sale or issuance solely to existing Members pro rata in accordance with their respective existing Class A Pro Rata Shares).

(e)The rights set forth in this Section 3.3 shall not apply in respect of any issuance of any Class B Interests in accordance with this Agreement or Class C Interests in accordance with the Management Incentive Plan.

3.4Voting

(a)In order for the Company to determine the Members entitled to (i) notice of or to vote at any meeting of Members or any adjournment thereof, (ii) express consent to action in writing without a meeting, (iii) receive payment of any distribution, or (iv) exercise any rights or fulfill any obligations hereunder and in order to determine the allocation of votes, rights, or obligations based on the Interests held by the Members, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board and shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting.

(b)Except as otherwise provided in this Agreement, to the extent that the vote of Members holding Class B Interests may be required hereunder or pursuant to a non-waivable provision of Applicable Law (if any), Class A Members and Class B Members shall vote as a single class for all purposes and the act of holders owning a majority of the issued and outstanding Capital Interests shall be the act of the Members. Each such Member shall be entitled to one vote for each Capital Interest held by such Member and to a fractional vote for any fractional Capital Interest held by such Member. For the purposes of clarity, other than as provided in this Section 3.4(b) (i.e., pursuant to a non-waivable provision of Applicable Law (if any)) and Section 19.1, holders of Class B Interests do not have any voting rights with respect to such Class B Interests and holders of Class C Interests do not have any voting rights with respect to such Class C Interests.

3.5Additional Members

After the Effective Date, a person may be admitted to the Company as an additional or substituted Member only upon compliance with all the terms and conditions set forth in this Agreement applicable thereto (including this Section 3.5) and only upon furnishing to the Company (a) an Accession Agreement and
(b) such other documents or instruments as may be deemed necessary or appropriate by the Board to effect such person’s admission as a Member. Such admission shall become effective on the date on which the Board determines that such conditions have been satisfied and when any such admission is shown on the books and records of the Company.

3.6Liability of Members Generally

Except as otherwise expressly provided in this Agreement and/or the Act, no Member (or former Member) shall be obligated to make any contribution of capital (or lend any funds) to the Company. Except as otherwise expressly provided in the Act (and without limitation of any capital contribution obligations

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expressly specified in this Agreement and/or the Act), no Member (or former Member) shall have any liability for the debts and/or obligations of, or any obligation to make any capital contribution or loan to, the Company. This Section 3.6 is in furtherance of, and not in limitation of, Section 18-303(a) of the Act. For avoidance of doubt, in the event that, from time to time after the Effective Date, the Company or any Subsidiary is required to provide credit support in the form of one or more letters of credit, guarantees, equity commitment letters or other similar instruments or agreements to support obligations under any Project Document (a “Support Obligation”), no Member shall be obligated to provide any such Support Obligation unless agreed to by that Member.

4.CAPITAL CONTRIBUTIONS

4.1Initial Capital Contribution; Funding of Expenses

(a)Prior to the Additional Contributions Effective Date, each of the Investor and Blue Bird agrees to pay or cause to be paid [REDACTED] of all other reasonable, necessary and documented costs and expenses incurred by or on behalf of the Company as mutually agreed from time to time by the Investor and Blue Bird, and on the Additional Contributions Effective Date such payments shall be treated as deemed Capital Contributions of such Class A Member to the extent of any such payments actually made; provided that to the extent the Investor and Blue Bird agree from time to time to reimburse each other for any such costs and expenses to the extent of any imbalance thereof prior to the Additional Contributions Effective Date, any such amounts reimbursed shall not be deemed Capital Contributions of the relevant Class A Member.

(b)Prior to the Additional Contributions Effective Date, the Company shall prepare and deliver to each Member a statement showing the aggregate amount of costs and expenses that were agreed pursuant to clause (a) above, and were actually paid or caused to be paid by each Member from the Effective Date until the Additional Contributions Effective Date. The cash amount of each Member’s initial Capital Contribution to be made on the Additional Contributions Effective Date (the “True-Up Capital Contributions”) shall then be adjusted by the amount of such net balance, such that any Member who has paid or caused to be paid more than its proportionate share of costs and expenses shall make a lower cash True-Up Capital Contributions, and any Member who has paid or caused to be paid less than its proportionate share of costs and expenses shall make a higher cash True-Up Capital Contribution, in order to equalize the aggregate Capital Contributions of the Members made as initial Capital Contribution as of the Additional Contributions Effective Date. Capital Contributions made or deemed made by each Member upon payment of the True-Up Capital Contributions on the Additional Contributions Effective Date are as set forth in Exhibit 1.

4.2Additional Capital Contributions

(a)Class A Additional Capital Contributions

(i)On or after the Additional Contributions Effective Date and otherwise in accordance with the Capital Contribution Timeline or as determined by the Board based on cash flow needs from time to time, the Board shall (i)(x) determine the Company’s cash-on-hand and (y) estimate the amount of the anticipated and actual aggregate cash expenditures of the Company in respect of Corporate Expenses coming due and payable during the following three months, which amount together with amounts previously expended in respect of Corporate Expenses shall not exceed one hundred and ten percent (110%) of such amounts as set forth in the then-current Budget, and (ii) promptly thereafter, cause the Company, by written notice to the Members (a “Capital Call Notice”), to make a call for Capital Contributions from the Class A Members in an aggregate amount equal to the excess, if any, of the amounts described in clause (i)(y) over the amount described in clause (i)(x).

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(ii)All Capital Contributions pursuant to this Section 4.2(a) will be made (i) by the Class A Members in accordance with their Drawdown Percentage, and (ii) within thirty (30) days of delivery of the corresponding Capital Call Notice unless a later date is specified by the Board in the subject Capital Call Notice, in which case such Capital Contributions shall be made by that date.

(iii)Notwithstanding the foregoing or anything to the contrary in this Agreement, no Class A Member shall be obligated to make any Capital Contribution pursuant to this Section 4.2(a) to the extent that, after giving effect thereto, the aggregate amount of Capital Contributions in respect of such Class A Member’s Class A Interests, made by such Class A Member would exceed its respective Class A Commitment Amount.

(iv)Notwithstanding anything to the contrary in this Agreement, in respect of any call for a Capital Contribution under this Section 4.2(a), if any Class A Member has previously satisfied, or as a result of partially funding the requested amount under the relevant Capital Call Notice will satisfy, its Class A Commitment Amount, and declines to fund additional Capital Contributions in excess of its Class A Commitment Amount, then in such case the other Class A Member may make none, all, or any part of the Capital Contributions requested in such Capital Call Notice above its Drawdown Percentage (including disproportionate Capital Contributions in respect of the relevant Capital Call Notice inconsistent with its Drawdown Percentage).

(b)Class B Additional Capital Contributions

(i)After the Additional Contributions Effective Date, in connection with the approval by the Board of any new Company Project and otherwise in accordance with the Capital Contributions Timeline or as determined by the Board based on cash flow needs from time to time from, the Board shall (i)(x) determine the Company’s cash-on-hand and (y) estimate the amount of the anticipated and actual aggregate cash expenditures of the Company in respect of Asset Expenses in accordance with the applicable budget for such Company Project and (ii) promptly thereafter cause the Company to issue a Capital Call Notice to the Members to make a call for Capital Contributions from the Class B Members in an aggregate amount equal to the excess, if any, of the amounts described in clause (i)(y) over the amount described in clause(i)(x).

(ii)Each call for Capital Contributions from Class B Members in respect of their Class B Commitment Amount must be for a minimum of [REDACTED] per Class B Member and may be made no more frequently than once per month.

(iii)All Capital Contributions pursuant to this Section 4.2(b) will be made (i) by the Class B Members in accordance with their Drawdown Percentage, and (ii) within thirty (30) days of delivery of the corresponding Capital Call Notice unless a later date is specified by the Board in the subject Capital Call Notice, in which case such Capital Contributions shall be made by that date.

(iv)Notwithstanding anything to the contrary in this Agreement:

(A)No Class B Member shall be obligated to make any Capital Contribution pursuant to this Section 4.2(b) to the extent that, after giving effect thereto, the aggregate amount of Capital Contributions in respect of such Class B Member’s Class B Interests, made by such Class B Member would exceed its respective Class B Commitment Amount;

(B)Notwithstanding anything to the contrary in this Agreement, in respect of any call for Capital Contributions pursuant to this Section 4.2(b), if any Class B Member has previously satisfied, or as a result of partially funding the requested amount under the

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relevant Capital Call Notice will satisfy, its applicable Class B Commitment Amount, and declines to fund additional Capital Contributions in excess of its Class B Commitment Amount, then in such case each other Class B Member may make none, all, or any part of the Capital Contributions requested in such Capital Call Notice above its Drawdown Percentage (including disproportionate Capital Contributions in respect of the relevant Capital Call Notice inconsistent with its Drawdown Percentage);

(C)No Class B Member shall be obligated to make any Capital Contribution in respect of its Class B Interests prior to the satisfaction or waiver of each Class B Capital Call Condition; and

(D)No Class B Member shall be obligated to make any Capital Contribution in respect of Class B Interests after the fifth anniversary of the Effective Date.

(c)Notwithstanding anything to the contrary in this Agreement, Blue Bird shall not be obligated to make any Capital Contribution pursuant to this Section 4.2 to the extent it would cause the aggregate amount of Capital Contributions made by Blue Bird in any Fiscal Year to exceed [REDACTED] without its prior written consent (the “Annual Limit”). To the extent the Company issues Capital Call Notices that would cause Blue Bird to exceed the Annual Limit and Blue Bird declines to fund Capital Contributions in accordance with its Drawdown Percentage, the Investor may, but shall not be obligated to, extend a Member Loan to cover such amounts in accordance with the terms of Section 4.3 below; provided that such Member Loan shall initially be extended to the Company, and shall convert to a Member Loan extended to Blue Bird as the Non-Contributing Member for purposes of Section 4.3 upon the end of the Fiscal Year in which such Member Loan was made (being such time as the relevant Annual Limit no longer applies).

(d)All Capital Contributions (other than in kind Capital Contributions) shall be made in U.S. Dollars by wire transfer or other direct funds transfer in immediately available funds to the bank account of the Company specified in writing by the Company.

(e)The Board may from time to time, in its discretion, request or accept funding by way of subordinated loans from the Members in lieu of Capital Contributions on terms to be determined at such time.

(f)The Members shall not have any right to make additional Capital Contributions to the Company except in accordance with the terms of this Agreement.

4.3Failure to Fund Capital Contributions

(a)If a Member fails to make all or part of any Capital Contribution (such amount its “Unfunded Contribution”) requested under Section 4.2 within thirty (30) days after delivery of written notice from the Board of such request (a “Non-Contributing Member”), the other Member(s) will have the option, but not be obligated, to contribute to the Company all or part of the Unfunded Contribution (each such Member who funds any part of an Unfunded Contribution, a “Contributing Member”). If the proposed contributions by the Contributing Members exceed the Unfunded Contribution, then each Contributing Member may fund a portion of the Unfunded Contribution on a pro rata basis according to the respective Class A Pro Rata Share or Class B Pro Rata Share (as applicable) of such Contributing Members in place of such Non-Contributing Member. The amount contributed by any Contributing Member in accordance with the foregoing sentence is deemed a “Member Loan”, which will be treated as loaned by such Contributing Member to the Non-Contributing Member (or as applicable under Section 4.2(c), to the Company), and in turn, contributed by the Non-Contributing Member to the Company. The Non-

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Contributing Member hereby agrees that the proceeds of the Member Loan may be paid directly to the Company by such Contributing Member.

(b)Any such Member Loan shall bear interest at a rate equal to (i) if such Member Loan is made prior to the satisfaction of the Non-Contributing Member’s applicable Commitment Amount for the relevant period, [REDACTED], accruing monthly in arrears or (ii) if such Member Loan is made after the satisfaction of the Non-Contributing Member’s applicable Commitment Amount, [REDACTED], accruing monthly in arrears.

(c)If the Non-Contributing Member fails to repay such Member Loan within (i) if such Member Loan is made prior to the satisfaction of the Non-Contributing Member’s applicable Commitment Amount for the relevant period, one-hundred twenty (120) days of the date on which such Member Loan was made or (ii) if such Member Loan is made after the satisfaction of the Non-Contributing Member’s applicable Commitment Amount for the relevant period, one-hundred twenty (120) days from the end of the Fiscal Year in which such Member Loan was made, then an Event of Default shall occur in respect of such Non- Contributing Member and the Contributing Member shall have the right, at its discretion, to:

(i)continue to extend such Member Loan, in which case until such time as the Member Loan has been repaid in full by the Non-Contributing Member, all distributions pursuant to this Agreement that would otherwise be paid (whether in cash or in kind) to the Non-Contributing Member shall be deemed to be paid to such Non-Contributing Member but shall actually be paid directly to the Contributing Member(s) in proportion to the percentage of the total amount funded that such Contributing Member funded and any such distributions actually and irrevocably received by such Contributing Member shall be credited towards and be deemed to constitute repayment of any Member Loan (including principal and interest) actually made by such Contributing Member (“Distribution Diversion”); and/or

(ii)convert such Member Loan at the Conversion Rate into equity, in which case the Non- Contributing Member’s Class A Pro Rata Share or Class B Pro Rata Share (as applicable) will be decreased and the Class A Pro Rata Share or Class B Pro Rata Share (as applicable) of all Contributing Members shall be increased to reflect their respect percentages of Capital Contributions to the Company, and any then-current Distribution Diversion in favor of such Contributing Member shall cease.

4.4Milestones

If any of the milestone events listed in Exhibit 4 (each a “Milestone”) fail to occur by the corresponding milestone date for such event described in Exhibit 4 (each such date, a “Milestone Date”), any Capital Member may, by written notice to the other Members within 120 days following the failure to achieve such Milestone by the applicable Milestone Date, terminate its respective obligations to make any Capital Contributions under this Section 4 or to otherwise fund the Company. Following such notice by any Capital Member, the Capital Members shall cooperate in good faith to determine a plan for the continued operation or transfer of any existing Company Projects and eventual wind down and dissolution of the Company following runoff or transfer of such Company Projects.

4.5Voluntary Redemption

At any time following the Effective Date, and from time to time, the Board shall have the right to redeem the Class B Interests in whole or in part (a “Voluntary Redemption”) for an amount, paid in cash, equal to [REDACTED] of the Liquidation Preference for such Class B Interests (the “Voluntary Redemption Amount”). Whenever the Board has elected to exercise a Voluntary Redemption pursuant to this Section

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4.5, the Company shall provide the Class B Members with written notice of its intention to exercise such Voluntary Redemption, and such purchase shall be consummated not earlier than ten (10) and not later than twenty (20) Business Days following the date that such notice is delivered to Class B Members.

4.6    Capital Contributions Through Management Aggregator

(a)Notwithstanding anything to the contrary in this Agreement, the Class A Members may, from time to time, make any Capital Contributions required or permitted pursuant to Section 4.2 indirectly through the Management Aggregator.

(b)In such event, (a) the amount of the Capital Contribution made by the Management Aggregator to the Company that was indirectly funded by any Class A Member shall be deemed to have been made by such Class A Member for purposes of satisfying such Class A Member’s Capital Contribution obligations under Section 4.2, (b) Class A Interests shall be issued to the Management Aggregator in respect of such Capital Contributions; provided, however, such Class A Interests shall be deemed to be held for the benefit of, and subject to the same treatment hereunder given to, Class A Interests directly held by the applicable Class A Member, and Management Aggregator shall not be deemed a Class A Member for purposes of this Agreement. For greater clarity, the foregoing shall include, but not be limited to, counting such Class A Interests held by the Management Aggregator towards the applicable Class A Member’s respective Class A Pro Rata Shares for the purpose of determining pre-emptive rights pursuant to Section 3.3, Capital Contributions pursuant to this Article 4, distributions pursuant to Section 5.4, and voting power pursuant to Section 6.3.

5.CAPITAL ACCOUNTS; DISTRIBUTIONS; ALLOCATIONS

5.1Capital Accounts

(a)A Capital Account shall be maintained for each Member in accordance with the rules of Treasury Regulations Section 1.704-1(b)(2)(iv). The Capital Account of each Member shall be credited with (i) the amount of any Capital Contribution made in cash by such Member, (ii) the Agreed Value (net of any liabilities the Company is considered to assume under or take subject to Section 752 of the Code) of any Capital Contribution made in property other than cash by such Member, (iii) allocations to such Member of Net Income pursuant to Section 5.2, and (iv) any other item required to be credited for proper maintenance of capital accounts by the Treasury Regulations under Section 704(b) of the Code. A Member’s Capital Account shall be debited with (w) the amount of any cash distributed to such Member,
(x) the Agreed Value (net of liabilities that such Member is considered to assume under or take subject to Section 752 of the Code) of any property other than cash distributed to such Member, (y) allocations to such Member of Net Loss pursuant to Section 5.2, and (z) any other item required to be debited for proper maintenance of capital accounts by the Treasury Regulations under Section 704(b) of the Code. Each Member’s Capital Account shall be adjusted as required by Treasury Regulation Section 1.704- 1(b)(2)(iv)(f) to reflect a revaluation of Company Property at Agreed Value upon the occurrence of any event described in Treasury Regulation Section 1.704-1(b)(2)(iv)(f)(5) based upon the manner in which gain or loss upon a sale of all the assets of the Company for Agreed Value would be allocated. A Member that has more than one class or series of Interests shall have a single Capital Account that reflects all such Interests; provided, however, that the Capital Accounts shall be maintained in such manner as will facilitate a determination of the portion of each Capital Account attributable to each class or series of Interests.

(b)In the event that all or any portion of any Member’s Interests are transferred in accordance with this Agreement, the transferee(s) of such Interests shall succeed to all or the corresponding portion, as the case may be, of the transferor’s Capital Account.

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5.2Book Allocation of Net Income and Net Loss

(a)Except as otherwise provided in Sections 5.2(b) through (h) and (k), Net Income or Net Loss for any Fiscal Year, and to the extent that the Members determine it is necessary or appropriate, individual items of income, gain, loss and deduction of the Company shall be allocated among the Members so as to cause each Member’s Adjusted Capital Account balance to equal as nearly as possible (i) the amount of the distribution pursuant to Section 11.1(b)(iv), accounting first for discretionary distributions made or declared under Section 5.4(c)(i), which such Member would receive if, at the end of such Fiscal Year, each Company asset were sold for an amount of cash equal to such asset’s Book Value, each liability of the Company were satisfied in cash in accordance with its terms (limited, with respect to each Nonrecourse Liability, to the Book Value of any asset or assets securing such Nonrecourse Liability), and all remaining cash of the Company were distributed to the Members in accordance with Section 11.1(b) minus (ii) such Member’s shares of Company Minimum Gain and Minimum Gain Attributable to Member Nonrecourse Debt, computed immediately prior to the hypothetical sale of assets.

(b)If there is a net decrease in Company Minimum Gain during a Company taxable year, each Member shall be specially allocated items of income and gain for such year (and, if necessary, for subsequent years) in proportion to, and to the extent of, an amount equal to the portion of such Member’s share of the net decrease in Company Minimum Gain during such year (which share of such net decrease shall be determined under Treasury Regulation Section 1.704-2(g)(2)). This Section 5.2(b) is intended to be a “minimum gain chargeback” described in Treasury Regulation Section 1.704-2(f) and is to be interpreted in a manner consistent therewith.

(c)If there is a net decrease during a Company taxable year in the Minimum Gain Attributable to a Member Nonrecourse Debt (as determined under Treasury Regulation Section 1.704-2(i)(3)), any Member with a share of Minimum Gain Attributable to such Member Nonrecourse Debt at the beginning of such year shall be specially allocated items of income and gain for such year (and, if necessary, for subsequent years) in proportion to, and to the extent of, an amount equal to the portion of such Member’s share of the net decrease in Minimum Gain Attributable to such Member Nonrecourse Debt (as determined under Treasury Regulation Section 1.704-2(g)(2)), during such year. This Section 5.2(c) is intended to be a “partner minimum gain chargeback” described in Treasury Regulation Section 1.704-2(i)(4) and is to be interpreted in a manner consistent therewith.

(d)Items of Company loss, deduction or Section 705(a)(2)(B) Expenditure that are attributable to a Member Nonrecourse Debt shall be allocated among the Members who bear the Economic Risk of Loss for such Member Nonrecourse Debt. This provision is to be interpreted in a manner consistent with the requirements of Treasury Regulation Section 1.704-2(i)(1).

(e)The Nonrecourse Deductions for each taxable year of the Company shall be allocated to the Members in proportion to their Pro Rata Capital Shares.

(f)In the event that any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704- 1(b)(2)(ii)(d)(6), items of Company income and gain shall be specifically allocated to such member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible. This provision is intended to be a “qualified income offset” described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and is to be interpreted in a matter consistent therewith.

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(g)To the extent that an adjustment to the adjusted tax basis of any Company Property pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations Section 1.704- 1(b)(2)(iv)(m)(2) or Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution to a Member, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the Company Property) or loss (if the adjustment decreases the basis of the Company Property), and such gain or loss shall be allocated to the Members in accordance with Treasury Regulation Section 1.704- 1(b)(2)(iv)(m)(2) or Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4), as the case may be.

(h)In the event that any item of Company income, gain, loss, deduction or Section 705(a)(2)(B) Expenditure is allocated pursuant to Section 5.2(b) through (g), subsequent items of Company income, gain, loss, deduction or Section 705(a)(2)(B) Expenditure (as determined for purposes of computing Net Income or Net Loss) shall, to the extent consistent with Section 5.2(b) through (g), be allocated between the Members so as to eliminate as quickly as possible on a proportionate basis, with respect to each Member, any disparity between (i) the sum of (x) such Member’s Capital Account balance and (y) such Member’s share of Company Minimum Gain and Minimum Gain Attributable to Member Nonrecourse Debts determined in accordance with Treasury Regulation Sections 1.704-2(g) and (i)(5) and (ii) the Capital Account which such Member would have had if all Company Minimum Gain and Minimum Gain Attributable to any Member Nonrecourse Debt had been realized and all allocations of Net Income and Net Loss had been made pursuant to Section 5.2(a) (without giving effect to the reference therein to Section 5.2(b) through (h)).

(i)In the event that any item or items of income, gain, loss or deduction of the Company or any Member (or any person related to a Member) is reallocated between the Company and any Member (or any person related to a Member) pursuant to Code Section 482, then the allocation of the income, gain, loss or deduction of the Company for the year in which such reallocation occurs shall be made in such a fashion that the Capital Accounts of all Members, after taking into account any deemed contributions or distributions arising in connection with such reallocation, shall be equal to what they would have been if no reallocation had occurred.

(j)In the event that the Pro Rata Capital Shares of the Members shall change pursuant to the terms of this Agreement, there shall be an interim closing of the books of the Company as of the close of the day of such change (the “Interest Change Date”) and the Capital Accounts of the Members shall be revalued pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(f) revalued effective immediately prior to the event giving rise to the interim closing of the books of the Company. The Net Income or Net Loss of the Company for the period ending on the Interest Change Date shall be allocated to the Members in accordance with their respective Pro Rata Capital Shares in effect prior to the Interest Change Date. The Net Income or Net Loss of the Company for any period commencing after the Interest Change Date shall be allocated to the members in accordance with their respective Pro Rata Capital Shares in effect after the Interest Change Date. Notwithstanding the foregoing, if the Interest Change Date is not the last day of a month, Net Income or Net Loss of the Company for the month in which the Interest Change Date occurs shall be prorated on a daily basis between the portion of the month ending on the Interest Change Date and the remainder of such month.

(k)In the event that any Member contributes any services to the Company, or such member otherwise provides or makes available such services to the Company and in connection therewith the Company is entitled to a current tax deduction (including depreciation and amortization allowed in any current year) in excess of the amount paid for such services by the Company in cash or property (other than an interest in the Company) or otherwise taken into account as part of the Agreed Value of such Member’s Capital Contributions contributed to the Company on the Execution Date, the amount of such excess shall be

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treated as a Capital Contribution by such Member and a corresponding amount of the Company’s deductions shall be specially allocated to such Member, with no net effect on such Member’s Capital Account.

(l)Notwithstanding anything to the contrary in this Agreement (i) the Company is authorized to follow the proposed Treasury Regulations that were issued on May 24, 2005 regarding the issuance of partnership equity for services (including Proposed Treasury Regulations Sections 1.83-3, 1.83-6, 1.704-1, 1.706-3, 1.721-1 and 1.761-1), as such Treasury Regulations may be subsequently amended (the “Proposed Regulations”), upon the issuance of Interests issued for services rendered or to be rendered to or for the benefit of the Company, until final Treasury Regulations regarding these matters are issued and, if the Company determines to follow such Proposed Regulations, in furtherance of the foregoing, the definition of Capital Accounts and Book Value, and the allocations of Net Income and Net Loss of the Company set forth in this Agreement, will be made in a manner that is consistent with such Proposed Regulations, including Proposed Regulations Section 1.704-1(b)(4)(xii), (ii) the Company is expressly authorized by each Member to elect to apply the safe harbor set forth in such Proposed Regulations if the provisions of such Proposed Regulations and the proposed Revenue Procedure described in IRS Notice 2005-43, or provisions similar thereto, are adopted as final (or temporary) Treasury Regulations and, if the Company decides to make such election, the Company is hereby authorized to amend this Agreement without the consent of any Member to provide that (A) the Company is authorized and directed to elect such safe harbor, (B) the Company and each of its Members (including any person to whom an Interest is transferred in connection with the performance of services) will comply with all requirements of such safe harbor with respect to all Interests transferred in connection with the performance of services while such election remains in effect and (C) the Company and each of its Members will take all actions necessary, including providing the Company with any required information, to permit the Company to comply with the requirements set forth or referred to in the applicable Proposed Regulations for such election to be effective until such time (if any) as the Company determines, in its discretion, that the Company should terminate such election, and (iii) the Company is further authorized to amend this Agreement to the extent the Company determines in its discretion that such modification is necessary or desirable as a result of the issuance of such Treasury Regulations relating to the tax treatment of the transfer of a partnership interest in connection with the performance of services. Notwithstanding anything to the contrary in this Agreement, each Member expressly confirms and agrees that such Member will be legally bound by any such amendment.

5.3Tax Allocations

For income tax purposes, all items of income, gain, loss, deduction and credit shall be allocated among the Members in the manner set forth in Section 5.2; provided, however, that (a) all items of income, gain, loss and deduction with respect to any property contributed to the Company by a Member shall, as determined by the Board, be allocated for income tax purposes so as to take into account any variation between the adjusted tax basis of such property and its Agreed Value at the time of contribution in accordance with Section 704(c) of the Code using the remedial method described in Treasury Regulation Section 1.704-3(d), (b) all items of income, gain, loss and deduction with respect to any Company property revalued pursuant to the second to last sentence of Section 5.1(a) shall, as determined by the Board, be allocated for income tax purposes so as to take into account any variation between the adjusted tax basis of such property and its Agreed Value at the time of the event requiring revaluation in accordance with Section 704(c) of the Code (and Treasury Regulation Section 1.704-1(b)(2)(iv)(f)) using any allocation method permitted under Treasury Regulation Section 1.704-3 as reasonably determined by the Board, (c) any gain arising from a disposition of Company Property that is characterized as ordinary income pursuant to Section 1245 or 1250 or any other applicable provision of the Code shall, to the extent that other items can be allocated in such a way that this provision does not affect the total amount of taxable income or

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loss allocable to any Member for tax purposes, be allocated to the Members who were allocated the depreciation or other deductions giving rise to such ordinary income in proportion to the deductions allocated to such Members (treating any such deductions allowable to any Member or Affiliate thereof for any period during which the Company Property was held by such Member or Affiliate as deductions allocable to such member), and (d) creditable foreign taxes shall be allocated in accordance with Treasury Regulation § 1.704-1(b)(4)(viii). Any increase (or decrease) in taxable income or loss resulting from adjustments to the basis of the assets of the Company made pursuant to Section 743 of the Code shall be taken into account by the Member or Members to which such adjustment is attributable.

5.4Reserves and Distributions

(a)At all times, Reserves shall be maintained and/or (with respect to Subsidiaries of the Company) caused to be maintained in amounts sufficient (determined in a reasonable and prudent manner, taking into account funds reasonably anticipated to be paid, contributed or loaned to the Company and its Subsidiaries) to provide for all reasonably possible and foreseeable present and future cash needs of the Company and its Subsidiaries, including (in each case in respect of the Company and its Subsidiaries) to provide for all reasonably possible and foreseeable present and future working capital requirements, capital expenditures, contingent liabilities and operating shortfalls, and to pay all reasonably possible and foreseeable present and future taxes, insurance, debt service and other costs, fees or expenses incident to the conduct of the business of the Company and/or its Subsidiaries. Without limitation of the preceding sentence, the Board shall review the Reserves periodically, and if any Manager requests, once every quarter.

(b)The Board shall determine in good faith as of each Quarterly Payment Date if Excess Cash exists, and if so, the Board shall (unless otherwise agreed by Unanimous Member Consent in any instance) cause the Company to distribute such Excess Cash to the Members in accordance with this Section 5.4 (including for this purpose by causing its Subsidiaries to make a prior corresponding distribution to the Company). The Board in its discretion may determine in good faith more frequently than quarterly if Excess Cash exists, and if so, the Board may cause the Company to distribute such Excess Cash to the Members in accordance with this Section 5.4.

(c)Subject to the other provisions of this Section 5.4 and Section 4.3(c), any distribution of Excess Cash shall be distributed to the Members as follows:

(i)Prior to the dissolution of the Company in accordance with Section 11:

(A)First, to the Class B Members and Class C2 Members, with the Class C2 Distribution Share payable pro rata to the Class C2 Members in accordance with their respective Class C2 Pro Rata Share and the remainder payable to the Class B Members pro rata in accordance with their respective Class B Pro Rata Shares, until the aggregate amount distributed in respect of the Class B Interests and Class C2 Interests of such Class B Members and Class C2 Members is equal to 100% of the Quarterly Distribution due and payable to Class B Members and Class C2 Members on such Quarterly Payment Date; provided, however, that no distributions shall be made with respect to a Class C2 Interest until the applicable Class C Threshold Value has been met with respect to such Class C2 Interest. Any amounts not distributed to a Class C2 Member as a result of the last clause of the previous sentence shall be shared among the holders of the Class B Interests and Class C2 Interests that have met the applicable Class C Threshold Value;

(B)Second, to the Class B Members, pro rata in accordance with their respective Class B Pro Rata Shares, as applicable, (x) until their respective Unreturned Class B Contributions are reduced to zero; or (y) in the event of a Voluntary Redemption, until the Voluntary

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Redemption Amount is reduced to zero, provided that the unpaid Quarterly Distribution component of the Voluntary Redemption Amount (which, for clarity, includes the 102% multiplier thereon) shall be divided between the Class B Members and the Class C2 Members as provided in clause (A) of this section; and

(C)The remainder, to the extent a distribution in respect of the Class A Interests and Class C1 Interests is approved by the Board in accordance with Section 6.1(f), (x) an amount equal to the Class C1 Distribution Share of the remainder to the Class C1 Members pro rata in accordance with their respective Class C1 Pro Rata Share, and (y) the remaining percentage of the remainder to the Class A Members pro rata in accordance with their respective Class A Pro Rata Shares; provided, however, that no distributions shall be made with respect to a Class C1 Interest until the applicable Class C Threshold Value has been met with respect to such Class C1 Interest. Any amounts not distributed to a Class C1 Member as a result of the last clause of the previous sentence shall be shared among the holders of the Class A Interests and Class C1 Interests that have met the applicable Class C Threshold Value.

(ii)On or after the date of dissolution of the Company in accordance with Section 11:

(A)First, to the Class B Members, pro rata in accordance with their respective Class B Pro Rata Shares, until the aggregate amount distributed in respect of the Class B Interests of such Class B Member is equal to [REDACTED] of its Liquidation Preference; and

(B)The remainder to the Class A Members pro rata in accordance with their respective Class A Pro Rata Shares.

(d)Notwithstanding the foregoing, but subject to Section 4.3(c), if Excess Cash is insufficient to pay the Quarterly Distribution due and payable on any Quarterly Payment Date, the resulting payment shortfall in respect of the Quarterly Distribution (the “PIK Amount”) shall be paid in kind by adding such amount to the amount on which the Quarterly Distribution will be calculated thereafter (a “PIK Event”); provided, however, that once the Excess Cash becomes sufficient to pay such PIK Amount, and before any Excess Cash may be used to make the payments as per Sections 5.4(c), the Board shall cause the Company to pay such unpaid Quarterly Distribution amount to the Class B Members as part of the then-current Quarterly Distribution. The Board shall notify the Members of any such PIK Event, including details of the amount of the deficiency and the calculation of the in kind amount, on or before the Quarterly Payment Date in respect of which such PIK Event occurs.

(e)The Company shall, to the extent required by Applicable Law, withhold taxes from distributions made to any Member or pay taxes on behalf of any Member pursuant to Sections 1441 through 1446 and 1471 through 1474 of the Code or any similar provision of federal, state, local, or foreign Applicable Law. The Company shall to the extent practicable give a Member advanced notice prior to withholding any taxes from distributions made to such Member or paying taxes on behalf of such member. Any taxes so withheld shall be timely remitted to the appropriate taxing authority and shall be deemed to have been distributed to such member or, to the extent that any such tax is not withheld from a distribution, such member shall promptly reimburse the Company therefor. If any imputed underpayment (including associated interest, penalties, or additions to tax) is required to be paid by the Company pursuant to Section 6225 of the Code or other Applicable Law with respect to income allocable to a Member or former Member, such member or former Member (and, in the case of a former Member, its transferee) shall promptly (and in any event within 90 days) reimburse the Company therefor. Any amount due from a Member or a former Member to the Company pursuant to the two preceding sentences shall bear interest at the Prime Rate plus 5% from

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the time of payment by the Company of the tax or imputed underpayment to the time of payment by the Member or former Member, and the Company may offset such amounts against distributions or other amounts due from the Company to such Member. A Member’s obligations pursuant to this Section 5.4 shall continue even if such member ceases to be a Member.

(f)The Company shall not make any distribution to its Members (other than to the Class B Members) if there shall be, at the time of any such contemplated distribution, accrued and unpaid dividends or other payments owed to any Class B Members.

(g)No distribution shall be made by the Company except as specified in, and in accordance with, the provisions of this Section 5.4 or Section 11.1(b), unless such distribution shall have been authorized by the affirmative vote of the Board or unanimous consent of the Members.

5.5Tax Distributions

Notwithstanding anything to the contrary in this Section 5, the Board may, subject to Excess Cash amounts, cause the Company to make cash distributions to each Member on the Tax Distribution Date with respect to each Fiscal Year to the extent of the required Tax Distribution, if any, of such Member for such Fiscal Year; provided, however, that the Company may, upon election by the Board, make such cash distributions on a quarterly basis based upon estimates of the required Tax Distribution in a manner sufficient to permit the Members (or their direct or indirect owners) to satisfy their respective quarterly estimated tax payment obligations. All quarterly Tax Distributions to a Member shall be treated as an advance of, and shall offset, the cash distribution payable to the Member (pursuant to this Section 5.5) on the next Tax Distribution Date. Any distributions made pursuant to this Section 5.5 to a Member shall be treated as an advance payment of, and shall reduce, the amounts otherwise distributable to such Member pursuant to Section 5.4 in subsequent distributions.

5.6No Interest; No Return of Capital

Subject to (and without limitation of) Sections 5.4 and 11, (a) no interest shall be payable on the Capital Contributions or in respect of the Capital Accounts of the Members, and (b) no Member shall have the right to require that any portion of its Capital Contributions or Capital Account be returned or otherwise paid over to it.

5.7Negative Capital Accounts

No Member shall be required to pay to any other Member or the Company any deficit or negative balance which may exist from time to time in such Member’s Capital Account (including upon and after dissolution of the Company).

6.MANAGEMENT; RIGHTS, POWERS AND DUTIES

6.1Management; Board of Managers

(a)There is hereby established a board of managers of the Company (the “Board”). Each member of the Board (a “Manager”) shall be considered a “manager” of the Company within the meaning of the Act, provided that the Board (and the Managers) may only act as set forth in this Agreement. All matters relating to the business of the Company shall be decided upon, carried-out and managed by the Board, except as otherwise set forth herein.

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(b)Each Class A Member shall be entitled to appoint three Managers. Each Class A Member may freely appoint such Managers per their entitlement, and Managers will serve at such Class A Member’s will, provided that such Managers shall not be Disqualified Persons. For the avoidance of doubt, no Member who is not a Class A Member shall have any right to appoint one or more Managers to the Board.

(c)Each person appointed as a Manager shall serve on the Board until their successor shall be duly appointed or until their death, disability, retirement or resignation, or their removal or replacement as specified in the following sentence. Any Manager may be removed by the Member that appointed them, at any time (with or without cause), upon written notice to each other Member, the Secretary (on behalf of the Board) and the Company. Additionally, and subject to Applicable Law, any Manager may resign at any time upon written notice to the Member that appointed such Manager, the Secretary (on behalf of the Board) and the Company. If as a result of death, disability, retirement, resignation, removal or any other reason a Manager ceases to serve in such capacity, the Member that appointed such Manager shall promptly nominate for appointment a replacement Manager to fill such vacancy by notice in writing to the Company and the other Member. Any Member removing a Manager appointed by it will be responsible for, and will hold the other Member(s) and the Company harmless from and against, any claim, action or proceedings for unfair or wrongful dismissal arising out of such removal and any reasonable costs and expenses incurred in defending such claim, action or proceedings, including, but without prejudice to the generality of the foregoing, the reasonable costs and expenses of any professional advisers that are actually incurred following the commencement or threat of commencement of any such claim, action or proceedings.

(d)The Board may establish committees (including an executive committee and a compliance committee) as it deems appropriate from time to time; provided, however, that: (i) Each Class A Member be represented in an equal manner to the other Member on any such committee; and (ii) no designation of authority to any committee may be granted with respect to any matters which are subject to approval under sub- sections (e) – (g) of this Section 6.1.

(e)Actions Requiring Majority Board Approval

(i)Unless otherwise specified in this Agreement, all decisions of the Board shall require the affirmative approval of Managers representing at least a Majority Approval. For the avoidance of doubt, such actions requiring Majority Approval shall include the actions set forth in Exhibit 5, and the Company shall not take, and none of the Board, the General Manager or any Officer may take or cause the Company or any Company Subsidiary to take, any such action without first having obtained the prior written approval (which approval may be given by email) of those Managers representing at least a Majority Approval.

(f)Actions Requiring Supermajority Approval

(i)Notwithstanding anything in this Agreement to the contrary, but subject to Section 6.1(h), the Company shall not take, and none of the Board, the General Manager or any Officer may take or cause the Company or any Company Subsidiary to take, any of the actions set forth in Exhibit 6 without first having obtained the prior written approval (which approval may be given by email) of (A) those Managers representing at least Majority Approval and (B) at least one Manager appointed by each Class A Member (such approval satisfying clauses (A) and (B), “Supermajority Approval”).

(g)Actions Requiring Member Approval

(i)Notwithstanding anything in this Agreement to the contrary, the Company shall not take, and none of the Board, the General Manager or any Officer may take or cause the Company or any

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Company Subsidiary to take, any of the actions set forth in Exhibit 7 without first having obtained the prior written approval (which approval may be given by email) of each Class A Member.

(h)Control Trigger Events

(i)On and from the date of the occurrence of a Control Trigger Event, notwithstanding anything in this Agreement to the contrary, the Investor shall be entitled to take on behalf of and in the name of the Company or any Company Subsidiary, or direct the Company or any Company Subsidiary, the General Manager or any Officer to take, and the Company shall then take or cause such Company Subsidiary to take, any of the actions set forth in Exhibit 5 and Exhibit 6, without the need for Majority Approval or Supermajority Approval, as applicable, provided that in the case of any action described in Part 1 of Exhibit 5, any such distributions shall be made in accordance with Section 5.4 or Section 11.1(b), as applicable.

6.2Chairman and Secretary of the Board

(a)The Board shall at all times have a chairman (the “Chairman”). The Class A Members shall nominate and appoint the Chairman by rotation every twelve months, so that each Class A Member appoints the Chairman once every twelve months. The first Chairman shall be nominated by Blue Bird from among the Managers nominated by Blue Bird. The Chairman shall preside over meetings of the Board and otherwise perform the acts designated for the Chairman in this Agreement. The Board shall remove the Chairman at the end of each twelve-month term and appoint the new Chairman nominated by the other Class A Member.

(b)The Board shall at all times have a secretary (the “Secretary”). The Class A Members shall nominate and appoint the Secretary by rotation every twelve months, so that each Class A Member appoints the Secretary once every twelve months. The first Secretary shall be nominated by the Investor from among the Managers nominated by the Investor. The Secretary shall keep the books and records of the Company on a digital platform selected by the Board and otherwise perform the acts designated for the Secretary in this Agreement. The Board shall remove the Secretary at the end of each twelve-month term and appoint the new Secretary nominated by the other Class A Member.

6.3Board Meetings

(a)The Board shall meet at least once each fiscal quarter. Additional meetings may be called by any Manager providing at least five (5) Business Days’ notice (or shorter notice period if such notice requirement is waived by all of the Managers).

(b)The Secretary shall, following a request by any Manager, convene a meeting of the Board by delivering to each Manager a notice (including the agenda for such meeting and, to the extent available, copies of any documents to be tabled at such meeting) at least five (5) Business Days prior to the proposed date of the meeting (or such shorter notice period as the Managers may agree). The agenda of each meeting shall include any matter submitted to the Secretary by any Manager at least two (2) Business Days prior to the delivery of the Notice for such meeting. Any Manager may add additional matters to the agenda for the meeting by submitting details of such matter and, to the extent relevant, copies of any documents to be executed in relation to such matter to the Secretary at least three (3) Business Days prior to the scheduled date of such meeting, and the Secretary shall deliver to each Manager an updated agenda to include such matter and, to the extent relevant, copies of such documents to be tabled in relation to such matter at least two (2) Business Days prior to the proposed date of the meeting (or such shorter notice period as the Managers may agree), which updated agenda and related documents may be delivered to the Managers via electronic mail. Matters not included on the agenda for the Board meeting may only be discussed at

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the Board meeting if the Managers unanimously agree to do so. A Manager may waive (with respect to that Manager), in writing, any requirement for advance notice of any meeting. A Manager’s attendance at a Board meeting shall constitute a waiver of notice (with respect to that Manager) of that meeting, unless such attendance was solely for the purpose of protesting the inadequacy of the notice.

(c)A quorum for each meeting of the Board shall exist when four Managers (at least two representing each Class A Member) is present, considering that a Manager may be represented by another Manager in accordance with Section 6.3(d) below. If at any meeting of the Board there is an insufficient quorum to take a valid decision, then a second meeting of the Board must be convened with at least five (5) Business Days prior written notice. If the quorum is not met at this second meeting, the deadlock procedure set out in Section 7 below will be applied.

(d)A Manager may be represented at any Board meeting by any other Manager appointed by the same Member who appointed the first Manager, provided that the latter has been duly appointed as a proxy by the former in writing and notice of such appointment is delivered to the Secretary prior to such Board meeting.

(e)A Manager may participate in any Board meeting by telephone or by video conference or by any other electronic means, provided that all Managers shall be able to communicate simultaneously. Such participation by any Manager shall constitute physical presence at such Board meeting. The Managers may be accompanied by such other internal representatives of, or advisers to, the respective Members as they shall deem appropriate.

(f)Each Manager shall have the power to vote one-third of its Class A Member’s Class A Pro Rata Share; provided that, if any matter or decision of the Board relates to the enforcement or termination of a Related Party Transaction in respect of a Member, (i) any Manager appointed by that Member (the “Interested Manager”) shall not vote on such matter or decision and shall be recused from any discussion or deliberation on such matter or decision, (ii) the voting interest of the Interested Manager shall be excluded from the calculation of the quorum and the required interests for any such matter or decision under this Section 6.3, and (iii) the Interested Manager shall disclose to the Board any such interest or involvement in any such Related Party Transaction of its appointing Member as soon as they become aware of it.

(g)Minutes of Board meetings shall be taken by the Secretary, circulated to the Managers and, if agreed, signed by all Managers. If one or more Managers disagrees with the proposed Minutes of any Board meeting circulated by the Secretary, such Manager or Managers shall, within five (5) Business Days of receiving such Minutes, submit to the other Managers in writing the reason for such objection along with proposed edits to address such objection. The Managers shall consider such objection in good faith and shall endeavor to resolve such objection within five (5) Business Days. The documents evidencing the adoption of resolutions shall be filed by the Secretary in the minute book of the Company to be kept on a digital platform selected by the Board and accessible at the Principal Office and remotely by the Managers and Members.

(h)On any matter that is to be voted on, consented to or approved by the Board, the Board may take such action without a meeting, without prior notice and without a vote if consented to or approved, in writing, by electronic transmission or by any other means permitted by law, by each of the Managers. Such resolution shall be forwarded to the Secretary for inclusion in the minute book of the Company.

(i)The Members are bound by any decision validly taken by the Board and falling within the remit of the Board.

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6.4Operations; Officers

(a)The Board may appoint such officers of the Company (each such officer of the Company, an “Officer”), and/or appoint and cause the Company to enter into a contract with a general manager (the “General Manager”), and delegate to them such powers, duties and responsibilities (including administrative powers, duties and responsibilities, generally and with respect to the Company’s overall strategic management, oversight and implementation of any Company Projects, operational and financial reporting, government and community relations, human resources, compliance and interactions with the Board), as the Board may determine from time to time. At any time (with or without cause), the Board may revoke any appointment, or modify, limit or amend the powers, duties or responsibilities, of any such Officer or the General Manager; provided that, if a Removal Event occurs in respect of any Officer or the General Manager, then in such case any Capital Member may by notice to the Company request the revocation of any appointment of any such Officer or the General Manager (as applicable) and the Company shall promptly revoke the appointment of such Officer or the General Manager (as applicable). Any revocation of the appointment of an Officer or the General Manager shall be without prejudice to the contract rights, if any, of the person so removed.

(b)No Officer nor the General Manager shall constitute a “manager” of the Company within the meaning of the Act, but, to the extent of the authority granted to them in accordance with, or otherwise pursuant to this Agreement, shall constitute delegees of the Board within the meaning of Section 18-407 of the Act. Except to the extent, if any, that such authority is granted to any of them by the Board, no Officer or the General Manager shall have the authority to bind the Company.

(c)The powers of the Officers or the General Manager shall in any event be subject to the control and direction of the Board.

(d)Each Officer and the General Manager shall have the same duty of care, duty of loyalty and implied contractual covenant of good faith as an officer of a Delaware corporation (not governed by Subchapter XIV of the Delaware General Corporation Law).

(e)Any Officer or the General Manager may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified therein, at the time of its receipt by the Company. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

6.5Budget; Business Plan

(a)Budget

(i)The Board adopted an Initial Budget for the period ending December 31, 2024 on December 7, 2023 and the Board shall adopt an updated Initial Budget for the period ending December 31, 2025 by written consent of the Board simultaneously with the occurrence of the Effective Date, and shall adopt an updated Budget in line with the Updated Business Plan (the “Updated Budget”) concurrently with such Updated Business Plan but in no event later than June 30, 2024.

(ii)The Board shall review and adopt a new Budget for the upcoming twelve (12) month period at least once every six (6) months unless otherwise determined by the Board.

(iii)If the Board fails to adopt any Budget in accordance with clause (ii) above prior to the start of any new period not covered by the current approved Budget, then the current approved Budget shall

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remain effective for such period [REDACTED][REDACTED] until a new Budget is approved by the Board.

(b)Business Plan

(i)The Board adopted the Initial Business Plan by written consent of the Board simultaneously with the occurrence of the Effective Date, and shall work in good faith to adopt an updated Business Plan, which Business Plan shall include the complete Project Criteria and Approval Process (the “Updated Business Plan”), as soon as practicable but in any event by no later than June 30, 2024.

(ii)The Board shall review and adopt an updated Business Plan at least once every twelve (12) months thereafter unless otherwise determined by the Board.

6.6Member Meetings

(a)Meetings of the Members shall be held at any place within or outside of the State of Delaware as may be designated by the Capital Members. In the absence of any such designation, meetings of the Members shall be held at the Principal Office.

(b)At each meeting of the Members, the Members holding at least 55% of the outstanding Class A Interests, present in person, by telephone, by video conference or by proxy, will constitute a quorum for the transaction of Company business. In the absence of a quorum, any Member present at such meeting in person or by proxy will have the power to adjourn such meeting until a quorum shall be constituted without further notice.

(c)Unless otherwise provided by law or this Agreement, the affirmative vote of the Members holding at least 55% of the Class A Interests will constitute the act of the Members.

(d)Meetings of the Members may be called by the Chairman or any Capital Member from time to time. Notice of the time and place of all meetings shall be given by the Member calling the meeting. Notice shall be given orally, by telephone, by electronic mail, or in other writing at least five (5) Business Days prior to any proposed meeting (or such shorter notice period as the Members may agree), and shall include, by electronic mail or in other writing, the agenda for such meeting and, to the extent available, copies of any documents to be tabled at such meeting. Any Members may add additional matters to the agenda for the meeting by submitting details of such matter to the Secretary at least three (3) Business Days prior to the scheduled date of such meeting, and the Secretary shall deliver to each Member an updated agenda to include such matter at least two (2) Business Days prior to the proposed date of the meeting. No notice of any meeting of the Members need be given to any Member if such Member waives such notice, or if such Member attends the meeting without protesting prior thereto or at its commencement the lack of notice to them. Nothing contained herein shall limit the ability of the Members to agree in advance to a schedule of regular meetings pursuant to this Section 6.6(d) and no special or further notice of any such agreed scheduled meeting need be provided to the Members.

(e)Members, or any members of a committee formed by the Members, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

(f)Unless otherwise restricted by this Agreement, any action required or permitted to be taken at any meeting of the Members, or any committee thereof, may be taken without a meeting with Unanimous Member Consent.

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(g)The Members may also unanimously pass any other resolution or unanimously take such other action as they may unanimously agree from time to time.

(h)The Members will be responsible for their own out of pocket expenses, including travel, lodging and other similar expenses, incurred in connection with attending any general meeting or taking other actions in their capacity as Members.

(i)Minutes of general meetings shall be taken by the Secretary, circulated to each of the Members and the Company, and, if agreed, signed by or on behalf of each attending Member, the Chairman and the Secretary (if any). The agreed record of meetings, including any documents evidencing the adoption of resolutions, shall be filed by the Secretary in the minute book of the Company to be kept on a digital platform selected by the Board and which is accessible from the Principal Office and remotely by the Managers and Members.

6.7Liability; Duties; Indemnification

(a)Notwithstanding anything in this Agreement to the contrary, (i) no Member or Manager and (ii) no Affiliate, director, officer, employee, holder of any equity interests, partner, trustee, member, manager, representative or agent of a Member (each of the foregoing described in (i) or (ii), together with any Officer, an “Indemnified Person”), will be liable to the Company or any other Member for any loss, damage, liability, obligation, fine, claim, action, suit, proceeding, demand, expense, tax or similar item, whether arising in contract, tort or otherwise, or any attorney fees relating to any of the foregoing (collectively, “Damages”), suffered or incurred by any person on account or by reason of (including on account or by reason of any claim, demand, action, suit or proceeding (a “Proceeding”) based on or arising from) any act taken or omitted to be taken in good faith in the course of representing or acting for or on behalf of or performing services for the Company or any of its Subsidiaries or otherwise in its capacity as a Member (or Partnership Representative) or Manager, as the case may be (or, in the case of a Manager, in his or her capacity as a member of the board of managers (or similar governing body with a different name or any committee thereof) of any Subsidiary of the Company), or (without limitation of the foregoing) otherwise in good-faith reliance on the provisions of this Agreement, except to the extent that a judgment or other final adjudication (in each case which is not subject to appeal) adverse to such person establishes that his, her or its acts or omissions constituted gross negligence, willful misconduct, bad faith or fraud. Notwithstanding any other provision of this Agreement or any duty otherwise existing at law or in equity, (x) each Member, will, to the maximum extent permitted by law, including Section 18-1101(d) of the Act, owe no fiduciary duties to the Company, any other Member or any other person bound by this Agreement as long as such Member acts in accordance with the implied contractual covenant of good faith and fair dealing, and (y) no Manager (in his or her capacity as such) appointed by a particular Member will owe any fiduciary duties to the Company, any other Member or any other person (other than the Member that appointed such Manager). Without limiting the foregoing, neither a Member, nor any Manager appointed by such Member, shall be liable to the Company or to any other Member for any mistake of fact or error in judgment or for any act or omission believed in good faith to be within the scope of authority conferred by law. Without limiting the foregoing, each Member recognizes, acknowledges and agrees that each other Member has substantial financial interests in the Company to preserve and that, to the fullest extent permitted by law, the exercise by any Member of its rights under this Agreement (including, exercise of a Member of any right to direct the Managers appointed by it to authorize or approve (or refrain from authorizing or approving) any transaction to which the Company or any of its Subsidiaries is or may be a party) shall not be deemed to constitute a lack of good faith, breach of fiduciary duty or unfair dealing. For the avoidance of doubt, each of the preceding sentences of this Section 6.7(a) is in addition to, and not in limitation of, each of the other such preceding sentences.

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(b)The Company will indemnify any Indemnified Person and hold them harmless from and against all Damages suffered or incurred by them (i) relating to or arising out of any act taken or omitted to be taken by such Indemnified Person in good faith in the course of serving in any office of, or otherwise representing or acting for or on behalf of or performing services for, the Company or any of its Subsidiaries or otherwise in its capacity as a Member (or Partnership Representative), Manager or Officer, as the case may be (or, in the case of a Manager, in his or her capacity as a member of the board of managers (or similar governing body with a different name or any committee thereof) of any Subsidiary of the Company), or (without limitation of the foregoing) otherwise in good-faith reliance on the provisions of this Agreement, or (ii) otherwise solely by reason of the fact that such Indemnified Person (or any other Indemnified Person in relation to the same Member) is or was a Member, the Partnership Representative, a Manager or an Officer, except to the extent that a judgment or other final adjudication (in each case which is not subject to appeal) adverse to them establishes that (x) their acts constituted gross negligence, willful misconduct, bad faith or fraud, (y) in the case of any Member, to the extent constituting a breach of this Agreement, or (z) in the case of any Officer (or former Officer), they did not act in good faith and in a manner which he or she believed to be in, or not opposed to, the best interests of the Company, as applicable, or, with respect to any criminal proceeding, they had reasonable cause to believe they conduct was unlawful; provided, however, that (A) the Company shall not be required to indemnify any Indemnified Person with respect to (1) any Proceeding initiated by such Indemnified Person (unless such Proceeding was authorized by the Members (by Unanimous Member Consent)) other than directly in connection with a prior Proceeding not initiated by such Indemnified Person (or any other Indemnified Person in relation to the same Member) or (2) any Proceeding by a Member (or former Member) or any Affiliate thereof, against an Indemnified Person that is or was a Manager appointed by such Member (or former Member), with respect to any act(s) or omission(s) of such Indemnified Person in his or her capacity as such a Manager, and (B) notwithstanding anything in this Agreement to the contrary, any such indemnification will be solely from the net assets of the Company, and no Member will be required to make any Capital Contribution or otherwise pay any amount from its own assets as a result thereof. Upon making a claim for indemnification, an Indemnified Person may request in writing that the Company advance to them the expenses of defending the Proceeding giving rise to such indemnification claim or appearing as a witness or other participation in a Proceeding involving the Company or any of its Subsidiaries and the Company will advance such expenses; provided, however, that such Indemnified Person furnishes the Company with such assurances and security as may be reasonably requested by the Company to assure repayment of the amounts advanced by the Company in the event that a judgment or other final adjudication (in each case which is not subject to appeal) is rendered holding that they were not entitled to be indemnified by the Company pursuant to this Agreement. The Indemnified Person shall agree to return to the Company amounts advanced by the Company in the event that a judgment or other final adjudication (in each case which is not subject to appeal) is rendered holding that they were not entitled to be indemnified by the Company in accordance with this Agreement. The indemnification provided by this Section 6.7(b) shall not be deemed to be exclusive of any other rights to which each Indemnified Person may be entitled under any agreement, or as a matter of law, or otherwise, both as to any action in such Indemnified Person’s official capacity and to any action in another capacity, and shall continue as to such Indemnified Person who has ceased to have an official capacity for acts or omissions, during such official capacity or otherwise, and shall inure to the benefit of the heirs, successors and administrators of such Indemnified Person.

(c)In the event that any Proceeding shall be instituted or asserted or any Damages shall arise in respect of which indemnity may be sought by the Indemnified Person pursuant to Section 6.7(b), such Indemnified Person shall promptly notify the Company thereof in writing. Failure to provide notice shall not affect the Company’s obligations hereunder except to the extent the Company is actually and materially prejudiced thereby. The Company shall have the right to control the defense of any such Proceeding for which a claim for indemnification is sought by an Indemnified Person. In connection therewith, the Company shall have

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the right to retain counsel reasonably acceptable to the Indemnified Person, at the Company’s expense, to represent each Indemnified Person and any others the Company may designate in such Proceeding. The Company shall keep the Indemnified Person advised of the status of such Proceeding and the defense thereof and shall consider in good faith recommendations made by the Indemnified Person with respect thereto. In any such Proceeding, the Indemnified Person shall have the right to retain its own counsel at its own expense; provided, however, that the fees and expenses of such Indemnified Person’s counsel shall be at the expense of the Company if (i) the Company and such Indemnified Person shall have mutually agreed to the retention of such counsel, (ii) the Company shall have failed, within a reasonable time after being notified by the Indemnified Person of the existence of an indemnified claim, to assume the defense of such indemnified claim or (iii) the defendants to any such Proceeding include both the Company and such Indemnified Person and representation of both parties by the same counsel may involve the Company in a material conflict of interest. The Company shall not be liable for any settlement of any Proceeding effected without its written consent (which consent shall not be unreasonably withheld or delayed). The Company shall not effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Person is seeking indemnification hereunder without the prior written consent of each such Indemnified Person (which consent shall not be unreasonably withheld or delayed), unless such settlement includes an unconditional release of each such Indemnified Person from all liability and claims that are the subject matter of such Proceeding. The Company and each such Indemnified Person shall reasonably cooperate in the execution and delivery of agreements, instruments and other documents and in the provision of access to witnesses, documents and property, consistent with this Agreement.

(d)Notwithstanding anything to the contrary in this Agreement, except as otherwise expressly required by law, no Member, solely by reason of being a Member, shall have any liability in excess of (i) the amount of its aggregate Capital Contributions, (ii) its share of any undistributed profits and assets of the Company and (iii) the amount of any distributions wrongfully distributed to it.

(e)The Members hereby agree and acknowledge that the Investor (together with its Affiliates) (each, a “Professional Investment Organization”) is a professional investment organization, and as such reviews the business plans and related proprietary information of many enterprises, some of which may compete directly or indirectly with the Company’s business (as currently conducted or as currently proposed to be conducted). Subject in all cases to the Investor’s obligations under Section 10.1(e), nothing in this Agreement shall preclude or in any way restrict the Professional Investment Organization from evaluating or purchasing securities, including publicly traded securities, of a particular enterprise, or investing or participating in any particular enterprise whether or not such enterprise has products or services that compete with those of the Company except as set forth in Section 10.1(e); provided, however, that the foregoing shall not contravene the confidentiality obligations in this Agreement or relieve the Investor (or its Affiliates) from liability associated with the unauthorized disclosure of Confidential Information obtained pursuant to this Agreement.

6.8No Interest in Company Property

No Company Property shall be deemed to be owned by any Member individually, but shall be owned by, and title shall be vested solely in, the Company, and legal title to all assets of the Company shall be taken and at all times held in the name of the Company.

6.9Members’ and Managers’ Individual Decision-Making

Each Member shall have the right to make decisions (including with respect to directing its Managers, in their capacity as such, to act or refrain from acting), including whether to grant or withhold approval or consent, in its sole and absolute discretion, taking into account only such Member’s own views, self-

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interest, objectives and strategic concerns, and it is acknowledged that the Members may require corporate approvals in connection with its decisions regarding some or all of such decisions. Similarly, each Manager, in his or her capacity as such, may act (or refrain from acting) solely according to the interests (or the perceived interests) or instructions of the Member that appointed such Manager and none of the foregoing shall be deemed to breach any fiduciary duty that, pursuant to this Agreement or at law or in equity, such Manager otherwise would be deemed to have to the Company or any other Member. Neither a particular Member, nor any Manager appointed by such Member, shall have any obligation or duty to the Company or any other Member to decide any matter in a particular manner, and neither the Company nor any such other Member shall have any claim (whether relating to the fact of such decision, any delay in rendering any such decision, or the consequences thereof) by reason of such particular Member, or any Manager appointed by such particular Member, having failed to decide any matter in a particular manner.

6.10Books, Accounts, Records and Information Rights

(a)The Company shall keep or cause to be kept complete and accurate books and records of the Company and its Subsidiaries and supporting documentation of the transactions with respect to the conduct of the business of the Company and its Subsidiaries. The records shall include complete and accurate information regarding the state of the business and financial condition of the Company and its Subsidiaries, a copy of the Certificate of Formation and this Agreement and all amendments to the Certificate of Formation and this Agreement; a current list of the names and last known business, residence, or mailing addresses of all Members; and the Company’s (and its Subsidiaries’ respective) federal, state, or local Tax Returns. The books and records shall be maintained in accordance with GAAP, on a digital platform and access thereto shall be available (including at the Principal Office) for examination by any Member or the Member’s duly authorized representative at any time (which in the case of access from the Principal Office shall be during normal business hours) for any purpose reasonably related to such Member’s interest as a Member.

(b)The Board shall determine the annual accounting period of the Company and its Subsidiaries and their taxable year (unless a specific taxable year is otherwise required by Section 706 of the Code, in which case the taxable year shall be that which is required by Section 706 of the Code).

(c)The Board shall from time to time appoint the Company’s auditors and determine their term and compensation. The Board shall review the appointment of the auditors at least annually and if the Board shall not have reached agreement by March 31 of each Fiscal Year to appoint or replace the auditors, the appointment of the auditors of the previous year shall be considered renewed. Any auditors appointed for the Company shall be registered with the PCAOB and shall be engaged to perform all services in compliance with applicable PCAOB standards.

(d)The Members shall procure that the Company prepare and maintain (in each case on the basis of the accounting policies) at the Principal Office, and deliver to the Board and to each Member:

(i)quarterly unaudited management financial statements for the Company, containing such information as the Members shall agree from time to time, within a period determined by the Board from time to time;

(ii)commencing in Fiscal Year 2024, annual audited financial statements for the Company in accordance with Applicable Laws, as soon as available and in any event not later than such date as determined by the Board from time to time;

(iii)copies of the Tax filings for each Fiscal Year within a period determined by the Board from time to time and these documents (and any supporting documentation) shall be retained for a period determined by the Board from time to time in the case of an audit by a taxation authority;

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(iv)quarterly copies of the then-current Budget, Business Plan, and corporate financial model;

(v)upon request by a Member, any final versions of market studies or forecasts relevant to the sub- sectors in which the Company operates;

(vi)quarterly management reports including comparison of performance to budgeted revenue, expenses (SG&A), and deployments for such immediately prior quarterly period being reported on, delivered together with the quarterly financial statements in paragraph (d)(i) above and including a reasonably detailed revenue, expenses (SG&A) and deployments breakdown;

(vii)annually, IRS Form 1065 Schedule K-1 and an estimate of the tax components of any distribution, if applicable; and

(viii)any other financial, Tax or operating information reasonably requested by the Board or any Member from time to time and as soon as reasonably practicable.

(e)The Members agree that it shall be their joint responsibility to exercise their powers as members to procure that the Company prepares and delivers the financial statements and other financial and operating information to the Board and the Members within the periods set out above.

(f)In addition to the information rights set out in Section 6.10(d), each of the Members and its authorized representative shall have a right of access (at its own cost and upon reasonable prior written Notice other than in the case of access to the digital platform where books and records are stored which may be accessed at any time without Notice) to the Principal Office, premises, employees, digitally stored books, accounts and records (including sources, application of funds and general ledgers), and any information regarding the transaction, status of business, operations, financial condition of the Company and any material changes thereto, as applicable, for the purposes of carrying out an internal or external audit or to comply with its regulatory obligations under Applicable Laws or to determine whether or not the Company is complying with this Agreement, any agreement to which the Company is a party or any requirements of Applicable Laws. Such right of access and audit should only be exercised, other than in the case of access to the digital platform where books and records are stored, with reasonable prior written Notice to the Company, to verify and authenticate any issue, including any transaction, revenue, purchase, income or expense item. Upon the exercise of such right of audit and request for provisions of information by any Member, the Members shall procure that the Company shall deliver to each Member the requested information as soon as reasonably practicable.

(g)The Members agree that the annual financial statements and/or the quarterly unaudited management financial statements of the Company shall be prepared in accordance with GAAP.

(h)Notwithstanding any time period provided for the delivery of information under this Section 6.10, the Members agree that the Company will accommodate the delivery of any information contemplated under this Section 6.10 within such periods as may be reasonably requested by Blue Bird or the Investor in order for Blue Bird or the Investor to make any securities filings that are required law or any applicable securities exchange rules.

7.DEADLOCK

(a)If the Managers entitled to vote or consent with respect to any matter before the Board fail to agree on the outcome of such matter with sufficient voting power as required by this Agreement, after consideration (or failure to establish a quorum) at any three (3) consecutive meetings of the Board (occurring within a period of not fewer than ninety (90) days) called to consider such matter (a “Deadlock Event”), any

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Capital Member may submit a written notice of such Deadlock Event (a “Deadlock Notice”) to the other Members within five (5) Business Days of the occurrence of such Deadlock Event requiring that the Deadlock Event be referred to mediation, and the Members shall use their commercially reasonable efforts to resolve the Deadlock Event as follows:

(i)the Capital Members shall agree on a mediator within fifteen (15) Business Days after the date of the Deadlock Notice or, failing agreement, any Capital Member may unilaterally apply for a mediator to be promptly appointed by the American Arbitration Association to conduct the mediation of the Deadlock Event;

(ii)the mediation shall be conducted in the U.S. and in the English language under the American Arbitration Association Mediation Rules;

(iii)each Capital Member shall be represented at the mediation by an individual with authority to settle the Deadlock Event;

(iv)the costs of the mediation, including the fees and expenses of the mediator (but excluding each Member’s own costs, which shall be borne by the Member incurring such costs) shall be borne equally by the Capital Members, unless otherwise agreed to in writing; and

(v)the Capital Members shall use commercially reasonable efforts to resolve the Deadlock Event, in consultation with the mediator and with reference to the mediator’s recommendations, by no later than forty-five (45) days after the date on which the Deadlock Notice is given.

(b)If the Capital Members are unsuccessful at resolving the Deadlock Event through mediation then, within 30 days following the conclusion of the mediation procedure, any member of the Board may give written notice to the other Members requesting that the Deadlock Event be referred to arbitration in accordance with the procedure set forth in Section 20(b). Any resulting arbitral award shall be binding and final on the Members.

8.TRANSFERS OF INTERESTS

8.1Transfer by Members

(a)No Member shall Transfer any of its Interests in the Company (and each Member shall procure that no Transfer of any of such Member’s Interest occurs), except pursuant to and in accordance with this Section
8. Any Transfer, or purported Transfer, in violation of this Agreement shall be null and void ab initio and the transferee, or purported transferee, in any such Transfer, or purported Transfer, shall not become a Member or obtain any rights under this Agreement.

(b)In the event of a Transfer of Interests or any Class B Commitment otherwise in accordance with this Agreement, the Transferring Capital Member shall continue to be liable for all of its obligations associated with such Interests or such Class B Commitment (as applicable) arising under this Agreement, unless the transferee is a Creditworthy Transferee (as defined below), in which case the Transferring Capital Member shall be released from such obligations under this Agreement in respect of the Interests or Class B Commitment so Transferred which arise from and after the date of the Creditworthy Transferee’s execution of such Accession Agreement. In the case of any Transfer of Interests or Class B Commitment by a Capital Member to a Transferee that is not a Creditworthy Transferee, the Capital Member shall deliver to the Company, simultaneously with consummation of the Transfer, Equity Commitment Support in form and substance reasonably satisfactory to the other Capital Member.[REDACTED][REDACTED][REDACTED][REDACTED][REDACTED][REDACTED]

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(c)Notwithstanding anything herein to the contrary, (i) no Member may Transfer any of its Class A Commitment independent of its corresponding Class A Interests without the prior written consent of the other Member, and (ii) no Member may Transfer any of its unsatisfied Class B Commitment (including, for avoidance of doubt, such Member’s obligation to purchase and subscribe for Class B Interests to the extent of its unfunded Class B Commitment Amount) prior to the date that is the earlier of (A) [REDACTED][REDACTED][REDACTED][REDACTED][REDACTED][REDACTED][REDACTED] [REDACTED][REDACTED][REDACTED][REDACTED][REDACTED][REDACTED][REDACTED] without the prior written consent of the other Member.

(d)No Capital Member shall, except with the prior written consent of the other Capital Member, directly or indirectly Transfer any or all of (i) the Class A Interests in the Company to any person [REDACTED] [REDACTED][REDACTED][REDACTED][REDACTED][REDACTED][REDACTED][REDACTED][REDACTED][REDACTED][REDACTED][REDACTED] (each such anniversary, as applicable, a “Lock-Up Date”).

(e)At any time after the applicable Lock-Up Date, (i) a Class A Member may Transfer all (but not less than all) of its Class A Interests in the Company, or (ii) a Class B Member may Transfer all or any portion of its Class B Interests in the Company, in each case to any person subject to the provisions of Section 8.1(g) and (h).

(f)A direct or indirect holder of equity interests in a Member may Transfer Interests held indirectly through the Member (i) to any person so long as such Transfer does not constitute a Change of Control of such Member; or (ii) otherwise in accordance with Section 8.1(g) as if such holder were the Member and such Transfer were a direct Transfer.

(g)Notwithstanding any other provision of this Agreement, Management Aggregator may only Transfer Interests as follows: (i) if such Interests are to be used to redeem Class C equity interests of Management Aggregator (“Upstairs Class C Interests”) held by its members in accordance with any rights Management Aggregator has under this Agreement, the Management Aggregator LLCA, the Management Incentive Plan, and/or an applicable Award Agreement (as defined in the Management Aggregator LLCA) to cause the Company to repurchase the Downstairs Class C Interests corresponding to such Upstairs Class C Interests, (ii) in connection with Section 10 of the Management Aggregator LLCA, or (iii) in accordance with any redemption of any Units approved by the Board in accordance with Section 6.1(f).

(h)Notwithstanding anything contained in this Agreement to the contrary, no Member may Transfer any of its Interests in the Company, and each Member shall procure that no such Transfer of any of its Interests in the Company shall occur, if:

(i)such Transfer would require the filing of a registration statement under the Securities Act of 1933, as amended, by the Company or would otherwise violate any federal or state securities laws or regulations applicable to the Company;

(ii)such Transfer would result in the Company being treated as anything other than a partnership for United States federal income tax purposes;

(iii)such Transfer could cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code and the regulations promulgated thereunder;

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(iv)such Transfer would result in the Company being regulated under the Investment Company Act of 1940, as amended; or

(v)such Transfer would be to a Disqualified Person or Disqualified Entity.

(i)In the event that Management Aggregator provides notice to the Company that Management Aggregator desires to exercise its right under Section 11.2 of the Management Aggregator LLCA or an applicable Award Agreement (as defined in the Management Aggregator LLCA) to redeem or repurchase any Upstairs Class C Interests in exchange for the Management Aggregator’s corresponding Downstairs Class C Interests, the Company shall, immediately following Management Aggregator’s redemption or repurchase of such Upstairs Class C Units, redeem the corresponding Downstairs Class C Interests on the terms set forth in Section 11.2 of the Management Aggregator LLCA (if such redemption or repurchase is made pursuant to Section 11.2 of the Management LLCA) or Award Agreement (if such redemption or repurchase is made pursuant to the Award Agreement)provided that in the event that any such Upstairs Class C Interests are held by a Member (including the direct and indirect holders of equity securities in a Member), manager, officer or Affiliate of the Company or any trust, partnership, company or other entity in which any such person has a direct or indirect interest, and the redemption or repurchase is made pursuant to Section 11.2 of the Management Aggregator LLCA, such repurchase shall be subject to the approval requirements of Section 6.1(g).

8.2Right of First Offer

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8.3Right of First Refusal

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(b)[REDACTED]

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(iii)[REDACTED][REDACTED][REDACTED][REDACTED][REDACTED][REDACTED][REDACTED][REDACTED][REDACTED][REDACTED][REDACTED][REDACTED][REDACTED][REDACTED][REDACTED][REDACTED][REDACTED][REDACTED][REDACTED][REDACTED][REDACTED][REDACTED][REDACTED][REDACTED][REDACTED][REDACTED][REDACTED][REDACTED][REDACTED][REDACTED][REDACTED][REDACTED][REDACTED][REDACTED][REDACTED][REDACTED][REDACTED][REDACTED][REDACTED]

(c)[REDACTED]

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(d)[REDACTED]

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(e)[REDACTED]

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8.4Tag-Along Rights

(a)If either Class A Member wishes to Transfer all or any portion of its Class A Interests in one or a series of related transactions at any time in accordance with the other terms of this Agreement (a “Tag-Along Sale”), then such Class A Member as the transferring Capital Member (in such case, the “Tag-Along

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Seller”) shall deliver a written notice (a “Tag-Along Notice”) to the Company, which shall provide the other Class A Member (in each such instance, the “Tag-Along Holder”) with a copy of such notice which shall offer each such Tag-Along Holder the opportunity to participate in such Transfer of Class A Interests. The Tag-Along Notice shall identify (i) the Class A Interests proposed to be sold by the Tag-Along Seller (the “Tag-Along Securities”), (ii) the fraction expressed as a percentage, determined by dividing the number of Class A Interests to be purchased from the Tag-Along Seller in such Tag-Along Sale by the total number of Class A Interests held by such Tag-Along Seller (the “Tag-Along Sale Percentage”), (iii) the purchase price for the Tag-Along Securities, (iv) the name and address of each proposed transferee,
(v) the proposed Transfer date and (vi) all other material terms and conditions of the Tag-Along Sale.

(b)The Tag-Along Holder shall have the right to request that the Tag-Along Seller include in the proposed Transfer a number of Interests of the same class of Interests as the Tag-Along Securities held by such Tag- Along Holder (such number of Interests shall not in any event exceed the Tag-Along Sale Percentage of the total number of Interests of the specified class of Tag-Along Securities held by such Tag-Along Holder) by delivering written notice to each of the Company and the Tag-Along Seller within twenty (20) Business Days after delivery of the Tag-Along Notice (such time period, the “Tag-Along Notice Period”), and such notice shall include wire transfer instructions for payment of the purchase price for the Interests of such Tag-Along Holder to be included in the Tag-Along Sale and a limited power-of-attorney authorizing the Tag-Along Seller to Transfer such Interests on the terms set forth in the Tag-Along Notice (the “Tag-Along Response Notice”). If the Tag-Along Holder has elected to participate in such Tag- Along Sale, the Tag-Along Seller and the Tag-Along Holder (each, a “Tagging Person”) will each be entitled to sell in the contemplated Transfer, at the same price and on the same terms, with respect to the Interests to be Transferred. If at the termination of the Tag-Along Notice Period, the Tag-Along Holder has not elected to participate in the Tag-Along Sale by validly delivering a Tag-Along Response Notice, such Tag-Along Holder shall be deemed to have waived its rights under this Section 8.4 with respect to, and only with respect to, the Transfer of its Interests pursuant to such Tag-Along Sale. At the termination of the Tag-Along Notice Period, the Tag-Along Seller may Transfer its Interests pursuant to a Tag-Along Sale provided that (i) the Interests elected to be sold by the Tag-Along Holder prior to the termination of the Tag-Along Notice Period, if any, are purchased at the same time, and on the same terms, or (ii) if such prospective transferee declines to allow the participation of any Tagging Person (or to purchase all the Interests that a Tagging Person has validly elected to Transfer in connection with such Tag-Along Sale) but the Tag-Along Seller wishes to proceed with the Tag-Along Sale then the Tag-Along Seller may do so provided that simultaneously with such Tag-Along Sale, the Tag-Along Seller purchases the aggregate number of Interests from such Tagging Person which such Tagging Person is otherwise entitled to Transfer pursuant to this Section 8.4 on terms no more or less favorable to the Tag-Along Seller as set forth herein.

(c)Each participating Tagging Person shall (i) pay its pro rata share of the third party costs and expenses (together with any applicable Taxes) incurred by the Tag-Along Seller in connection with such Tag-Along Sale, to the extent that such expenses are not paid or reimbursed by the Company or any of its Subsidiaries,
(ii) grant the same representations and warranties as the Tag-Along Seller, including in respect of identity, due authorization, solvency, non-contravention and free and clear title on the same terms as such warranties are given by the Tag-Along Seller and (iii) be obligated to join on a several (and not joint and several) pro rata basis in the funding of any indemnification in respect of representations and warranties or otherwise or other monetary obligations that the Tag-Along Seller itself agrees to undertake in connection with such Tag-Along Sale, except that this clause (iii) shall not apply to any representations or warranties given by the Tag-Along Seller relating to identity, due authorization, non-contravention and free and clear title given by the Tag-Along Seller solely in respect of its own interests.

(d)Notwithstanding anything contained in this Section 8.4, there shall be no liability on the part of the Tag- Along Seller to the Tag-Along Holder or any other person if the Tag-Along Sale pursuant to this Section

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8.4 is not consummated for any reason. Whether to effect a Tag-Along Sale pursuant to this Section 8.4 by the Tag-Along Seller is in the sole and absolute discretion of the Tag-Along Seller.

8.5    Event of Default Put and Call Rights

(a)At any time within sixty (60) Business Days after receipt of notice by another Member (other than any Class C Member), or such other Member (other than any Class C Member) otherwise having actual knowledge of, the occurrence of an Event of Default with respect to a Member (such Member and any other Members who are Affiliates of such Member, the “Defaulting Member”, and all other Members (other than any Class C Member), collectively, the “Non-Defaulting Member”), the Non-Defaulting Member may request a determination of the Fair Market Value of its Interests and the Interests of the Defaulting Member by giving the Defaulting Member written notice of such request (the “Valuation Notice”). The Non-Defaulting Member may withdraw the Valuation Notice at any time after the delivery thereof. It is understood and agreed that once a Valuation Notice has been delivered, the Members shall have the rights and obligations set forth below in this Section 8.5 regardless of whether the Defaulting Member subsequently cures the relevant Event of Default.

(b)After the delivery of a Valuation Notice, the Members shall follow the FMV Determination Procedure.

(c)Subject to Section 17.1(c)(i), the Non-Defaulting Member shall have the irrevocable option to (i) require the Defaulting Member to purchase all of the Interests of the Non-Defaulting Member, at a [REDACTED] premium over the Fair Market Value of such Interests (the “Event of Default Put Right”), or (ii) (either through itself or by way of an Affiliate) purchase from the Defaulting Member all of the Interests of the Defaulting Member, subject to Section 17.1(c)(i), at a [REDACTED] discount off of the Fair Market Value of such Interests (the “Event of Default Call Right”), each such option being exercisable by the Non-Defaulting Member giving the Defaulting Member written notice of such exercise (an “Event of Default Put Exercise Notice” or a “Event of Default Call Exercise Notice”, as applicable) within 30 days after a final determination of the Fair Market Value of such Interests pursuant to the FMV Determination Procedure.

(d)If the Non-Defaulting Member shall timely deliver an Event of Default Put Exercise Notice, the closing of the purchase and sale of the Interest of the Non-Defaulting Member pursuant to the Event of Default Put Right (an “Event of Default Put Right Closing”) shall occur at the offices of the Non-Defaulting Member on the tenth Business Day after the latest to occur of (i) the 90th day after the delivery of such Event of Default Put Exercise Notice, and (ii) the date on which all third party consents required to consummate the transaction, if any, have been obtained, or at such other place, date and time mutually agreed upon by the Members. At such closing, each Member constituting the Non-Defaulting Member shall execute and deliver the Required Transfer Documentation against receipt of the purchase price to be paid in accordance with Section 8.5(g) below, in an amount equal to (A) if such Member is the sole Member constituting the Non-Defaulting Member, the Fair Market Value of the Interests of the Non- Defaulting Member so acquired (as previously determined pursuant to the FMV Determination Procedure) plus [REDACTED] or (B) if such Member is one of multiple Members constituting the Non- Defaulting Member, such Member’s proportionate share (based on the relative percentage shares of all of the Members constituting the Non-Defaulting Member) of the Fair Market Value of the aggregate Interests of the Non-Defaulting Member so acquired (as previously determined pursuant to the FMV Determination Procedure) plus [REDACTED].

(e)If the Non-Defaulting Member shall timely deliver an Event of Default Call Exercise Notice, the closing of the purchase and sale of the Interest of the Defaulting Member pursuant to the Event of Default Call Right (an “Event of Default Call Right Closing”) shall occur at the offices of the Non-Defaulting

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Member on the tenth Business Day after the latest to occur of (i) the delivery of such Event of Default Call Exercise Notice, and (ii) the date on which all third party consents required to consummate the transaction, if any, have been obtained, or at such other place, date and time mutually agreed upon by the Members. At such closing, each Member constituting the Defaulting Member shall execute and deliver the Required Transfer Documentation against receipt of the purchase price to be paid in accordance with Section 8.5(g), in an amount equal to (A) if such Member is the sole Member constituting the Defaulting Member, the Fair Market Value of the Interests of the Defaulting Member so acquired (as previously determined pursuant to the FMV Determination Procedure) less [REDACTED] (subject to Section 17.1(c)(i)) or (B) if such Member is one of multiple Members constituting the Defaulting Member, such Member’s proportionate share (based on the relative percentage shares of all of the Members constituting the Defaulting Member) of the Fair Market Value of the aggregate Interests of the Defaulting Member so acquired (as previously determined pursuant to the FMV Determination Procedure) [REDACTED] (subject to Section 17.1(c)(i)).

(f)Each Member shall notify the other Member of the existence or occurrence of any Event of Default with respect to itself or any of its Affiliates who are Members.

(g)The purchase price payable at any Event of Default Call Right Closing shall be payable in full on the date of such Event of Default Call Right Closing. The purchase price payable at any Event of Default Put Right Closing will be payable [REDACTED] on the date of such Event of Default Put Right Closing, with the balance being paid pursuant to a promissory note (which shall accrue interest at the then-current Prime Rate) that is payable on the one (1) year anniversary of such Event of Default Put Right Closing.

8.6    FMV Determination Procedure

Following delivery of a Valuation Notice indicating the need to determine the Fair Market Value in respect of specified Interests, such determination shall be made as follows (the “FMV Determination Procedure”):

(a)The Members will negotiate in good faith to determine the Fair Market Value of the applicable Interests (including by considering the average of each Member’s initial estimate of Fair Market Value), and will provide each other with reasonable access to appropriate employees and advisors and books and records as may be reasonably requested to assist in the determination of Fair Market Value. If the Members are unable to agree on Fair Market Value within thirty (30) days of receipt of the Valuation Notice, then the Members shall (i) designate a mutually acceptable investment bank or valuation firm of national standing and experience valuing assets in the same industry as the Company Projects to determine the Fair Market Value as provided herein (or, if such Members are unable to agree on such one firm, the firm will be designated by the American Arbitration Association) (such firm, however selected, the “Appraiser”) and (ii) submit their respective initial estimates of Fair Market Value to the Appraiser.

(b)Within thirty (30) days after appointment, the Appraiser shall determine its own view as to the Fair Market Value and shall deliver such view to each Member. If the Appraiser’s view is in between the range of the higher value claimed by a Member and the lower value claimed by a Member, such view shall be deemed the Fair Market Value. If the Appraiser’s view is outside the range referred to in the preceding sentence, the value claimed by a Member that is closest to the Appraiser’s view shall be deemed the Fair Market Value.

(c)A determination of Fair Market Value made pursuant to Section 8.6(b) shall be final and binding on the Board and all Members and shall constitute Fair Market Value for the relevant purpose under this Agreement.

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(d)The Company shall provide reasonable access for the Appraiser to members of management of the Company and to the books and records of the Company so as to allow the Appraiser to conduct a due diligence examination in scope and duration as are customary in valuations of this kind. Each of the Members agrees to cooperate with the Appraiser and to provide such information as may reasonably be requested. The fees and expenses of the Appraiser shall be borne by the Members equally in proportion to their Interests unless otherwise expressly provided in this Agreement.

8.7    Certain Effects of Transfer

(a)Following a direct Transfer by a Member of all or part of its Interests permitted or required by this Section 8 (a “Permitted Direct Transfer”), (i) the transferee of such direct Transfer shall constitute a Member from and after the effective date of the Transfer and (ii) without limitation of clause (i), any allocations or distributions previously made to, and any Capital Contributions previously made by, the Member Transferring such Interests with respect to the Interests subject to such Transfer shall be deemed to have been made to or by the transferee (and not to have been made by the transferor) for purposes of this Agreement, and such transferee shall be entitled to receive distributions of cash or other property, and allocations of Net Income, Net Loss and of items of income, deduction, gain, loss, or credit, from the Company attributable to the Interests subject to such Transfer and shall succeed to all economic and other rights and obligations of the Member Transferring such Interests attributable to the Interests subject to such Transfer from and after the effective date of the Transfer, provided for the avoidance of doubt, that, in the case of any Permitted Direct Transfer of only part of a Member’s Interests, this clause (ii) shall be applied in proportion to the fraction of the Pro Rata Capital Share of such transferring Member being transferred.

(b)Upon consummation of a Permitted Direct Transfer of all of the Interests of a Member, the transferring Member shall cease to be a Member or to have any right, title or interest in or to the Company, and this Agreement (other than Sections 12, 15.2 and, to the extent applicable, Sections 18 through 22, which (as in effect on the date of consummation of such Transfer) shall continue to be binding upon such transferring Member) shall terminate with respect to such transferring Member (and all Indemnified Persons in relation to such transferring Member). However, no such Transfer (and no resulting cessation of such transferring Member’s status as a Member or termination of this Agreement with respect to such transferring Member) shall relieve the transferring Member of any of the liabilities and/or obligations of the transferring Member under this Agreement to the extent required under the terms of this Agreement to have been paid and/or performed prior to the consummation of such Transfer (or of any liability the transferring Member may have arising out of any breach, misrepresentation, violation or default by such transferring Member prior to such consummation).

(c)Promptly upon the consummation of a Permitted Direct Transfer by any Member, Exhibit 1 hereto shall be automatically amended to reflect such Transfer.

9.REPRESENTATIONS AND WARRANTIES

9.1Each Capital Member represents and warrants to the other Capital Member as at the date of this Agreement that each of the following statements is correct in respect of itself:

(a)it is, (i) in the case of Blue Bird, a domestic profit corporation validly existing under the laws of the State of Georgia, and (ii) in the case of the Investor, a limited liability company validly existing under the laws of the State of Delaware.

(b)it has the power to enter into and perform its obligations under this Agreement.

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(c)it has all necessary authorizations in connection with the entry into and performance of its obligations under this Agreement.

(d)this Agreement constitutes its legal, valid and binding obligations enforceable against it in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity.

(e)neither it nor any of its Affiliates (or its or their licensees or sublicensees) has received written Notice of any claim or litigation which alleges any Proprietary Information of a third party is infringed, misappropriated or otherwise violated by the use, exploitation or commercialization of any Background Proprietary Information.

(f)to the knowledge of such Capital Member, neither it nor its Affiliates is infringing, misappropriating or otherwise violating any third party Proprietary Information through the use, exploitation or commercialization of any Background Proprietary Information.

(g)it has, and throughout the Term will retain, the unconditional right and authority to grant the rights to its Background Proprietary Information and Solely-Owned Proprietary Information granted pursuant to the terms of this Agreement, and, to the knowledge of such Capital Member, it will not be under any obligation that does or will conflict with or otherwise affect Section 10.

(h)to the knowledge of such Capital Member, no third party has any right, title or interest in, to or under such Capital Member’s Background Proprietary Information or Solely-Owned Proprietary Information (whether contingent or non-contingent) that would limit the rights granted to the other Capital Member under this Agreement.

(i)its entry into this Agreement and performance of its obligations under this Agreement will not violate or conflict with, or exceed any limit imposed by:

(i)any law or regulation to which it is subject;

(ii)its memorandum and articles of association, partnership agreement, limited liability company agreement, or other applicable constitutional documents; or

(iii)any other agreement, instrument or undertaking binding upon it.

(j)there is no pending or threatened proceeding, litigation, arbitration, governmental investigation, action or claim against it which would, if adversely determined, materially impair its ability to perform its obligations under this Agreement.

(k)in respect of Blue Bird only, to the actual knowledge of Blue Bird, without undertaking any investigation of such matters, no Dealer meets the criteria set forth in clauses (a), (b), (c), (d), (e), (f) or (i) of the definition of Disqualified Entity.

10.COMPLIANCE WITH THIS AGREEMENT

10.1Compliance with this Agreement

(a)Each Member will be responsible for ensuring compliance with its internal procedures, articles, by-laws, memoranda (as applicable) and other constitutional documents.

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(b)Each Member shall take all practicable steps including the exercise of votes it directly or indirectly controls at meetings of the Board and any meeting of the Members to ensure that the terms of this Agreement are complied with and to procure that the Company and the Board comply with their respective obligations, and that it shall do all such other acts and things as may be necessary or desirable to implement of this Agreement, including supporting the Company in obtaining the required approvals and in starting operations of the Company Projects.

(c)At all times from the Effective Date while Blue Bird or any Affiliate of Blue Bird holds any Class A Interests, Blue Bird shall (and shall cause any such Affiliate to) promote (as defined below) the Company as its preferred Alternative Power School Bus “as a service” offering with its customers and Dealers. For purposes of this Section 10.1(c), “promote” shall mean active and ongoing promotion and encouragement through written materials, oral representations and other commercially reasonable efforts of a preferred solution for as-a-service funding for Alternative Power School Bus acquisition in accordance with guidelines approved by the Board from time to time.

(d)At all times from the Effective Date until the date that is 18 months after (x) the date that Blue Bird or any Affiliate of Blue Bird ceases to hold any Class A Interests, or (y) the dissolution of the Company as a result of an Event of Default in respect of Blue Bird, Blue Bird shall not, and shall cause its Affiliates not to, directly or indirectly, (i) invest in, carry on or be engaged in, acquire, finance, operate, establish or participate as a joint venture partner in, or otherwise pursue investment transactions with, any other “as a service” business for Alternative Power School Buses (or engage in substantive discussions regarding, make any commitment to any person concerning any of the foregoing actions described in this clause (i)), except as an original equipment manufacturer of buses and parts, (ii) promote (as defined below) any alternative Alternative Power School Bus “as a service” offering whether or not they are participating with respect thereto or otherwise, except as an original equipment manufacturer of buses and parts, or (iii) solicit, entice, induce or attempt to solicit, entice, induce or hire any Senior Employee, executive, officer or director of the Company or any of its Subsidiaries, or encourage or assist any such person to leave the employment or service of the Company or any of its Subsidiaries, without the prior written consent of the Company, of any such person by Blue Bird or any Affiliate of Blue Bird or any other person or entity. For purposes of Section 10.1(d)(ii), “promote” shall mean any action to promote or encourage an alternative solution for as-a-service funding for Alternative Power School Bus acquisition.

(e)At all times from the Effective Date until the earlier of (x) the date that the Investor or any Affiliate of the Investor ceases to hold any Class A Interests, or (y) the dissolution of the Company, the Investor will use commercially reasonable efforts to promote the Company as its preferred Alternative Power School Bus “as a service” offering with its (and its Affiliates’) customers and prospective customers. At all times from the Effective Date until the date that is 18 months after (x) the date that the Investor or any Affiliate of the Investor ceases to hold any Class A Interests, or (y) the dissolution of the Company as a result of an Event of Default in respect of the Investor, neither the Investor nor any of its Affiliates will directly or indirectly:
(A)invest in, establish, or participate in a joint venture, partnership, or other similar equity co-ownership association, enterprise or arrangement in any other (1) “as a service” business or (2) fleet financing, in each case for Alternative Power School Buses; or (B) engage in substantive discussions regarding or make any commitment to any person concerning any of the actions described in the preceding clause (A).

10.2Member Responsibilities

Each Member undertakes to use commercially reasonable efforts to perform its respective obligations as set out in Exhibit 8.

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10.3Warrant Agreements

Simultaneous with the first funding by the Investor of any Capital Contributions in respect of the Investor’s Class B Commitment Amount in accordance with Section 4.2(b) from and including the Additional Contributions Effective Date, Blue Bird shall cause Blue Bird Corporation to issue a replacement warrant (the “Replacement Warrant”) to replace the Contingent Warrant with the form of the Initial Warrant (provided that, for avoidance of doubt, the number of Warrant Shares (as defined in the Replacement Warrant) shall be equal to the number of Warrant Shares set forth in the Contingent Warrant, less any Warrant Shares previously issued, if any). Upon such issuance of the Replacement Warrant the Contingent Warrant shall be canceled.

11.DISSOLUTION, LIQUIDATION AND TERMINATION OF THE COMPANY

11.1Termination and Dissolution.

(a)The Company shall be dissolved upon, and (any term of the Act to the contrary notwithstanding) only upon, the earliest to occur of the following:

(i)Unanimous Member Consent to dissolve the Company;

(ii)Subject to Section 17.1(c)(ii), following an Event of Default, at the election of the Non-Defaulting Member; and

(iii)when a judicial decree of dissolution has been issued under Section 18-802 of the Act.

(b)On dissolution of the Company, (i) unless clause (ii) is applicable, the Board shall act as liquidator, or (ii) the Members may appoint one or more persons (which may consist solely of, or include, any Member) to act as liquidator (which person or persons shall act as liquidator subject to the supervision of the Board). The liquidator shall proceed diligently, in good faith and in accordance with Applicable Law to wind up the affairs of the Company and make final distributions as provided in this Agreement. The costs of liquidation shall be borne as a Company expense. Until final distribution, the Members shall continue to operate the Company as provided for in this Agreement. The steps to be accomplished by the liquidator are as follows:

(i)as promptly as practicable after dissolution and again after final liquidation, the liquidator shall cause a proper accounting to be made by a recognized firm of Certified Public Accountants of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

(ii)the liquidator shall pay from the Company’s funds all of the debts and liabilities of the Company (including all expenses incurred in liquidation) or otherwise make adequate provision for them (including the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine);

(iii)either (i) the Members shall negotiate in good faith as to which of the Members shall retain the Company Property and the Member selected to so retain such Company Property shall purchase such Company Property from the Company at the Fair Market Value of such property, or (ii) if no Member wishes to retain all or any part of the Company Property or the Members fail to agree on which of them should purchase such property, the liquidator shall sell at auction to the highest bidder such Company Property, with either Member having the right to bid thereon; and

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(iv)any remaining unsold Company Property, and any proceeds from the disposition of Company Property, shall be distributed to the Members in accordance with Section 5.4(c)(ii).

11.2Filing of Certificate of Cancelation

Upon completion of the winding up of the affairs of the Company, the Company, or the person or persons selected to act as liquidator of the Company, shall promptly file a certificate of cancelation with the Office of the Secretary of State of the State of Delaware.

12.PROPRIETARY INFORMATION

12.1Proprietary Information Ownership

(a)As between the Members, the Developing Party shall solely and exclusively own all right, title and interest in and to all Foreground Proprietary Information that is first Developed during the Term individually by such Developing Party as a result of work conducted pursuant to this Agreement (the “Solely-Owned Proprietary Information”).

(b)The Company shall own all right, title and interest in and to all Foreground Proprietary Information that is (i) first Developed jointly by the Capital Members during the Term as a result of work conducted pursuant to this Agreement, or such Capital Members’ evaluation, use or implementation of any Capital Member’s Background Proprietary Information, where none of the Developing Parties substantially individually Developed such Foreground Proprietary Information or (ii) first created, invented, conceived, reduced to practice, originated, discovered, developed, acquired or otherwise obtained solely by the Company during the Term (collectively, the “Company Proprietary Information”). For the avoidance of doubt, no Developing Party shall have the right to (i) use, exploit or commercialize Company Proprietary Information for any purpose other than the Relevant Purpose, (ii) grant any license to Company Proprietary Information to its Affiliates or any third party or (iii) encumber, enforce, assert, transfer, assign or otherwise dispose of any right, title or interest in or to Company Proprietary Information, in each case, without the prior written consent of each other Developing Party.

(c)To the extent any Solely-Owned Proprietary Information vests in or is otherwise owned (including under Applicable Laws) by a Non-Developing Party (including the Company), the Non-Developing Party hereby irrevocably transfers, conveys and assigns to the Developing Party all of its rights, title and interest in and to all Solely-Owned Proprietary Information (without additional consideration).

(d)To the extent any Company Proprietary Information vests in or is otherwise owned (including under Applicable Laws) by a Developing Party, such Developing Party hereby irrevocably transfers, conveys and assigns to the Company all of its rights, title and interest in and to all Company Proprietary Information (without additional consideration).

(e)Each Developing Party shall disclose to each Non-Developing Party all of its Solely-Owned Proprietary Information at least 15 Business Days before any public disclosure of such Proprietary Information or any required submission to government agencies in compliance with the requirements of government supported research.

(f)The Members, through the Board, shall use commercially reasonable efforts to address all issues concerning the inventorship or ownership of, or any rights to, Solely-Owned Proprietary Information and Company Proprietary Information in a fair and equitable manner. If a dispute arises concerning the foregoing and the Board is unable to resolve the dispute within 60 Business Days after commencing discussions, the matter shall be handled pursuant to Section 20.

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(g)Except as otherwise expressly provided in this Agreement, under no circumstances shall a Capital Member obtain any right, title or interest in or to any Solely-Owned Proprietary Information of another Capital Member or any Company Proprietary Information as a result of this Agreement or otherwise.

12.2Proprietary Information Licenses

(a)Subject to the terms and conditions of this Agreement, during the Term, each Capital Member, on behalf of itself and its Affiliates, hereby grants to the other Capital Member and the Company a fully paid up, non-exclusive, royalty-free, transferable and sublicensable license under its Background Proprietary Information and Solely-Owned Proprietary Information to Develop, reproduce and use such Proprietary Information for the Relevant Purpose in the Territory.

(b)Notwithstanding any other provision in this Agreement, under no circumstances shall a Capital Member have any right under or to the Background Proprietary Information or Solely-Owned Proprietary Information of any other Capital Member as a result of this Agreement, except for the limited activities and purposes permitted by the license set forth in Section 12.2(a).

12.3Effect of Termination, Dissolution or Transfer

(a)Upon the earlier of: (i) such date that either of Blue Bird (or any Affiliate of Blue Bird) or the Investor (or any Affiliate of the Investor) ceases to be a Class A Member or (ii) dissolution of the Company (each a “License Termination Event”), all licenses granted hereunder shall terminate with immediate effect.

(b)Notwithstanding Section 12.3(a), upon a License Termination Event pursuant to Section 12.3(a)(i), the Capital Member who ceases to be a Class A Member, on behalf of itself and its Affiliates, hereby grants to the Company a perpetual, fully paid up, non-exclusive, royalty-free, sublicenseable and non- transferable license under its Background Proprietary Information and Solely-Owned Proprietary Information solely for the purpose of reproducing and using such Proprietary Information in order to continue the operation of the Company Projects.

(c)Notwithstanding Section 12.3(a), upon a dissolution of the Company, the Company shall irrevocably transfer, convey and assign to each of the Capital Members an equal, undivided share in all of its rights, title and interest in and to all Company Proprietary Information (without additional consideration).

12.4Prosecution and Maintenance of Proprietary Information

(a)Each Proprietary Information Owner shall have the sole and exclusive right (but not the obligation) to file, prosecute and maintain its Solely-Owned Proprietary Information in any jurisdiction in the world at its sole cost and expense. The Proprietary Information Owner shall keep the Board reasonably informed of developments concerning the filing, prosecution and maintenance of all Solely-Owned Proprietary Information.

(b)The Board shall determine the strategy for filing, prosecuting and maintaining any Company Proprietary Information, including the Party that shall have the right (but not the obligation) to file, prosecute and maintain Company Proprietary Information in any jurisdiction in the world and that shall pay the costs and expenses therefor.

(c)If a Proprietary Information Owner, with respect to any Solely-Owned Proprietary Information, or the Party selected by the Board pursuant to 12.4(b), with respect to any Company Proprietary Information,
(A)declines to file, prosecute or maintain any Patent included in the Solely-Owned Proprietary Information or Company Proprietary Information (as applicable), (B) discontinues or fails to pursue any

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application, prosecution or maintenance of such Patent, or (C) desires to allow such Patent to lapse or go abandoned, expire or terminate, in each case, in any jurisdiction in the world:

(i)for any Patent included in the Solely-Owned Proprietary Information, the Proprietary Information Owner shall promptly notify the Non-Developing Parties in writing. Any Non-Developing Party may elect to pursue the application, prosecution or maintenance of such Patent by notifying the Proprietary Information Owner of such election within 60 Business Days after the Proprietary Information Owner’s Notice under this Section. The Proprietary Information Owner shall promptly and irrevocably transfer, convey and assign to such Non-Developing Party all of its right, title and interest in such Patent (without additional consideration); and

(ii)for any Patent included in the Company Proprietary Information, the Developing Parties shall promptly notify the Board in writing.

(d)Any Notice by any Proprietary Information Owner under Section 12.4(c)(ii) shall be provided at least ninety (90) Business Days before any priority date, non-statutory response date or other deadline concerning the relevant Patent by which an action must be taken to establish or preserve the relevant Patent right. Any dispute relating to this Section shall be resolved in accordance with Section 12.1(g).

12.5Enforcement and Infringement of Proprietary Information

(a)Each Capital Member shall promptly provide written notice to the (i) other Capital Member reasonably detailing any known or alleged infringement, misappropriation or other violation by a third party of any Background Proprietary Information or Solely-Owned Proprietary Information of such Capital Member (each such Capital Member (as applicable), the “Proprietary Information Owner”) and (ii) Company reasonably detailing any known alleged infringement, misappropriation or other violation by a third party of any Company Proprietary Information, and, in each case, of any declaratory judgment, review, opposition or similar action or proceeding challenging the validity, registrability, patentability, enforceability or ownership of or alleging non-infringement of any such Proprietary Information.

(b)The Proprietary Information Owner shall have the sole and exclusive right (but not the obligation) to bring suit or defend a declaratory judgment action or proceeding relating to its Background Proprietary Information or Solely-Owned Proprietary Information (collectively, a “Litigation”) and control the conduct thereof (including settlement) at its sole cost and expense. The Proprietary Information Owner shall keep the Board reasonably informed of developments concerning the Litigation.

(c)The Board shall determine (i) whether to bring a Litigation relating to Company Proprietary Information,
(ii) the Party that shall bring such Litigation, and pay the costs and expenses therefor, and (iii) the strategy for and conduct of such Litigation (including settlement).

(d)If requested by the Proprietary Information Owner, the Company, or any Developing Party (as applicable), such Capital Member agrees to intervene or join as a party to the Litigation (to the extent that it is an indispensable party and as permitted by Applicable Laws) and to provide reasonable assistance to the Proprietary Information Owner, the Company or Developing Party (as applicable) in the conduct of the Litigation, including by executing documents and cooperating in discovery. Any reasonable out-of-pocket costs incurred in providing such assistance shall be paid by the Proprietary Information Owner or Developing Party (as applicable); provided that any costs incurred in providing assistance with respect to Company Proprietary Information shall be determined by the Board. Neither the Proprietary Information Owner, the Company nor Developing Party shall settle or compromise any Litigation (whether by settlement or other voluntary final disposition) in a manner that (i) impairs any other Party’s rights in or licenses to the Background Proprietary Information, Solely-Owned Proprietary Information or Company

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Proprietary Information under this Agreement, (ii) requires the other Capital Member or the Company (as applicable) to make any payment, (iii) requires the admission of any infringement, misappropriation, other violation or liability by the other Capital Member or the Company (as applicable), or (iv) fails to grant the other Capital Member or the Company (as applicable) a release of all claims in the Litigation, in each case, without the prior written consent of such Capital Member or the Company (as applicable). The Proprietary Information Owner, the Company or Developing Party (as applicable) shall indemnify and hold the other Capital Member or the Company (as applicable) harmless from any and all losses, costs, expenses, damages or liabilities (including reasonable attorneys’ fees) arising from the Litigation.

12.6Further Assurances

Upon the terms and subject to the conditions contained in this Agreement, each Capital Member and the Company shall, upon the reasonable request and at the sole cost and expense, of the other Capital Member or the Company (as applicable): take or perform any and all acts and promptly execute any and all documents and perform such acts to file, prosecute, maintain, perfect, confirm and protect their respective ownership rights in any Solely-Owned Proprietary Information or Company Proprietary Information as may be necessary to give full effect to the terms of this Section 12.

13.TAX MATTERS

(a)The Board shall appoint the Company’s partnership representative (which shall be either Blue Bird or the Investor) within the meaning of Section 6223 of the Code (the “Partnership Representative”), provided, however that in the case of a Partnership Representative Removal Event, the Class A Member that is not appointed as the Partnership Representative shall have the right (but not the obligation) to remove the Partnership Representative and assume the rights, duties and obligations of the Partnership Representative and to be designated as such. The Class A Member that is appointed by the Board as the Partnership Representative shall remain as the Partnership Representative so long as it retains any ownership interests in the Company unless the other Class A Member assumes the rights and duties of the Partnership Representative under the proviso to the first sentence of this paragraph. Any replacement of any Partnership Representative shall be effective only upon appointment of a replacement Partnership Representative. For each Fiscal Year of the Company, the Partnership Representative shall timely designate an individual that is an employee or officer of the Partnership Representative (or an Affiliate thereof) to act in the name and on behalf of the Partnership Representative for purposes of Subchapter C of Chapter 63 of the Code (the “Designated Individual”) in accordance with the provisions thereof. At the request of any Member, the Partnership Representative shall provide the identity of, and contact information for, the Designated Individual for any Fiscal Year. If the Designated Individual with respect to any Fiscal Year ceases to be an employee or officer of the Partnership Representative (or an Affiliate thereof), the Partnership Representative shall promptly designate another individual that is an employee or officer of the Partnership Representative (or an Affiliate thereof) to serve as the new Designated Individual with respect to such Fiscal Year in accordance with the provisions of Subchapter C of Chapter 63 of the Code. In the event of the removal or resignation of the Partnership Representative with respect to any Fiscal Year, the designation of the Designated Individual with respect to such Fiscal Year shall automatically be revoked, and the successor Partnership Representative shall be required to promptly designate a new Designated Individual with respect to such Fiscal Year. The Partnership Representative is hereby directed and authorized to take whatever steps, the Partnership Representative, in its reasonable discretion, deems necessary or desirable to perfect the designations, including filing any forms or documents, taking such other action as may from time to time be required under the Treasury Regulations.

(b)The Partnership Representative shall keep all Members informed of all material notices from Taxing Governmental Entities that may come to the attention of the Partnership Representative, and shall provide

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written notice to the Members of the commencement of any audit, administrative or judicial proceedings and in the event of any pending tax audit, investigation, claim or controversy of the Company which proposes or may result in a material adjustment. The Partnership Representative will (i) furnish to each Member a complete copy of each material notice or other communication received from the Internal Revenue Service (“IRS”) or applicable state authority (except such notices or communications as are sent directly to the Member) within ten (10) days of receipt, (ii) keep each Member informed of any administrative or judicial proceeding with respect to the Company, (iii) allow each Member an opportunity to participate in all such administrative and judicial proceedings, including allowing Members to review and comment on any substantive submission, so long as such comments are provided three (3) Business Days prior to any applicable due date for such submission, and (iv) advise and consult with each Member as to proposed adjustments to the federal or state income Tax Returns of the Company. Unless otherwise directed by the Members (by Unanimous Member Consent), the Partnership Representative (i) shall make an “election out” under Section 6221(b) of the Code if the Company is eligible to make such an election, and (ii) shall not commence a judicial action with respect to Tax matters or appeal any adverse determination of a judicial tribunal. The Company shall pay and be responsible for all reasonable third- party costs, fees or expenses incurred by the Partnership Representative in performing its duties. Notwithstanding anything contained in this Agreement, [REDACTED][REDACTED][REDACTED][REDACTED] and the settlement or compromise of which does not discriminate among the Members, the Partnership Representative shall obtain the prior written consent of the other Member (such consent not to be unreasonably withheld or delayed) before settling or compromising any proceeding relating to taxes before any judicial, administrative, or other Governmental Entity, including the IRS, if such other Member (or any of their respective Affiliates) could be affected thereby; provided, however that if the Members are unable to agree in good faith as to any such decision as to settlement or compromise after good faith efforts to do so, the Partnership Representative shall be entitled to settle or compromise any such proceeding as long as such settlement or compromise does not discriminate against the dissenting Members.

(c)Notwithstanding any provision of this Agreement the contrary, (a) if a distribution of Company property as described in Section 734 of the Code occurs or if a transfer of an Interest as described in Section 743 of the Code occurs, on written request from the transferring Member (if a transfer) or any Member (if a distribution), the Company will make the election under Section 754 of the Code for the taxable year in which the transfer or distribution occurs, and (b) the Company will not elect to be classified as an association taxable as a corporation for federal income tax purposes without the prior written consent of all Members.

(d)The Partnership Representative shall, on behalf of the Company, retain the Certified Public Accountants to prepare all U.S. federal, state and local income Tax Returns and information returns for the Company. Each Member shall provide such information, if any, as may be reasonably needed by the Company for purposes of preparing such Tax Returns; provided, such information is readily available from regularly maintained records. Without further consent of any Member, the Partnership Representative may extend the time for filing any such Tax Returns as provided for under applicable statutes.

(e)Subject to the provisions of this Section 13, all Tax Returns of the Company shall be prepared on a basis consistent with this Agreement, unless (i) the Company is required to file an inconsistent Tax Return as a result of a final determination, or (ii) the Certified Public Accountants advise the Partnership Representative that the Company is required to file the Tax Return in a manner inconsistent with this Agreement.

(f)The Partnership Representative shall use commercially reasonable efforts to furnish to the Members, (i) by no later than May 15 of each year, preliminary drafts of the Schedules K-1 proposed to be delivered to

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the Members and filed by the Company with its Tax Return, and (ii) by no later than August 15 of each year, the Tax Return proposed to be filed by the Company (which proposed Tax Return shall in any event be furnished to the Members by the Partnership Representative no less than thirty (30) days prior to the date (as extended) on which the Partnership Representative is required to file the Tax Return). The Partnership Representative shall as requested by any Member provide on a quarterly basis an estimate of such Member’s share of items of income, gain, loss, and deductions expected for that year at such time.

(g)The Partnership Representative shall consider in good faith all reasonable changes or comments requested or made by the other Member to any proposed federal, state or local income Tax Returns and information returns; provided, that such changes or comments are received by the Partnership Representative at least ten (10) days prior to the filing date for such returns (as extended). Subject to the provisions of this Section 13 the Partnership Representative shall, on behalf of the Company, file such Tax Returns in a timely manner, taking into account any applicable extensions. Within thirty (30) days after filing, the Partnership Representative shall, on behalf of the Company, deliver to each Member a copy of the income Tax Returns and information returns as filed, together with any additional tax-related information in the possession of the Partnership Representative or the Company that such Member may reasonably and timely request in order to prepare its own income Tax Returns. All Tax Return drafts and related communications are to be communicated by electronic transmission. The Company shall bear the costs of the preparation and filing of its Tax Returns.

(h)The Company shall make the following elections on the appropriate tax returns: (i) to the extent permitted under Code Section 706, to adopt the calendar year as the Company’s Fiscal Year; (ii) to adopt the accrual method of accounting; (iii) elect pursuant to Code Section 754 to adjust the basis of the Company’s properties; (iv) to elect to amortize the organizational expenses of the Company ratably over a period of 180 months to the extent permitted by Code Section 709(b); (v) to make an “election out” under Section 6221(b) of the Code if the Company is eligible to make such an election; (vi) to make a “push out” election under Code Section 6226 to the extent applicable; and (vii) if approved in writing by the Managers, any other election the Managers may deem appropriate.

14.INSURANCE

The Company shall be responsible for obtaining and maintaining comprehensive insurance including, without limitation, all risks property insurance, operation insurance, business interruption insurance, directors’ and officers’ insurance, and such other insurance policies as are customarily maintained by an operator of an EV School Bus business substantially similar to that of the Company.

15.PUBLICITY, CONFIDENTIALITY AND LIMITATION OF LIABILITY

15.1Publicity

(a)Except as required by law or regulation (including rules of any securities exchange), (i) No Member shall make any press release or other public communication with respect to this Agreement, the business of the Company, the Company, any Development Activities or any Company Project without the prior written consent of the other Member; provided, however, that such other Member shall be deemed to have granted such consent in the event such other Member has not responded to a request from the requesting Member that it approves a press release or public communication within five (5) Business Days of receiving notice thereof, and (ii) the Company may not make any press release or other public communication with respect to this Agreement, the business of the Company, the Company, any Development Activities or any Company Project without the prior written consent of the Board. In the case of any press release or other public communication required by law or regulation (including the rules of any securities exchange), the

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Member subject to such requirement shall use commercially reasonable efforts to consult with the other Members with respect to the content thereof prior to such communication.

(b)Any public communications concerning any Company Projects shall be directed and managed by the Board. Each Member acknowledges that its identity and the identity of the other Members and the arrangements between the Members may be disclosed to Financiers, any School Authority and other key counterparties with respect to the Company Projects, and may in turn be publicly disclosed in connection with any board proceedings by any School Authority, subject in all cases to the approval of the Board.

15.2Confidentiality

(a)Each Member who receives Confidential Information (a “Receiving Party”) agrees to:

(i)keep the Confidential Information confidential and not to disclose it to any person except to the extent permitted by this Section 15.2; and

(ii)use any Confidential Information only in accordance with this Agreement and directly for the purpose of evaluating, negotiating and implementing the Development Activities and the Company Projects.

(b)A Receiving Party may disclose Confidential Information if and to the extent:

(i)required by law or any applicable securities exchange rules;

(ii)required or requested by any competent regulatory authority;

(iii)required pursuant to a court order; or

(iv)that such information is in the public domain other than through breach of this Section 15.2,

provided that any Confidential Information shall only be disclosed after notification to the other Member, unless such prior notification is prohibited by Applicable Laws. In such case, the other Member may, to the extent permitted by Applicable Laws and at its cost, defend against such disclosure before such applicable regulatory authority or seek an appropriate protective order. Notwithstanding the foregoing, no notice or other compliance with this Section 15.2 shall be required if a Receiving Party is required to disclose Confidential Information pursuant to a broad or routine audit, examination or request for information by any legal, judicial, governmental, administrative, or regulatory authority having jurisdiction over such Receiving Party that is not specific to the Confidential Information provided hereunder.

(c)Subject to Section 15.2(d) below, a Receiving Party may disclose Confidential Information to:

(i)its Related Parties (including, for avoidance of doubt, to prospective debt and equity sources (provided that such prospective debt and equity sources are subject to reasonable and customary confidentiality obligations));

(ii)the Financiers with whom the Member may contract;

(iii)its attorneys, accountants or advisors, who, in the reasonably judgment of such Receiving Party, need to know such Confidential Information; and

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(iv)any other person agreed to by the other Member,

if such Confidential Information is required in connection with the implementation of the Development Activities or any Company Project, makes each such recipient aware of the obligations of confidentiality assumed by it under this Agreement; provided that it uses all commercially reasonable efforts to ensure that such recipient complies with those obligations as if it was a party to this Agreement; provided further that there shall be no such obligation where that person is subject to professional obligations of confidentiality in respect of the Confidential Information or is otherwise bound by obligations of confidentiality in respect of the Confidential Information that are sufficient to ensure compliance with the obligations of confidentiality and non-use herein.

(d)The provisions of this Section 15.2 shall continue to apply until the earlier of: (i) second anniversary of the dissolution of the Company; or (ii) with respect to any Member and its Affiliates, the second anniversary of the date that the Member and any of its Affiliates cease to be a Member.

(e)The Mutual Non-Disclosure Agreement dated as of August 25, 2022 between Blue Bird Corporation and Generate Capital, PBC shall be deemed to be superseded and replaced in all respects by the confidentiality provisions of this Agreement.

15.3Limitation of Liability

(a)Each Member acknowledges and agrees that the information provided to or by the Members in relation to the Development Activities or the Company Projects (including, without limitation, any Confidential Information) does not purport to be all inclusive and that no representation or warranty is made by or on behalf of any Member or any other person as to the accuracy, reliability or completeness of any such information. Accordingly, each Member agrees with the other Members that no Member (and none of its Related Parties) shall have any liability to the other Members or any other person resulting from the use of, or reliance on, such information.

(b)In no event, whether based on contract, indemnity, warranty, tort (including, as the case may be, a Member’s own negligence) or otherwise, shall any Member be liable to another hereunder for or with respect to any claim for consequential, indirect, punitive, exemplary or special damages, lost profits, lost revenues or otherwise; provided that this Section 15.3 shall not limit a Member’s right to seek any damages from another Member which arise out of the fraud or willful misconduct of the Member from which such damages are sought.

16.ASSIGNMENT

Except as expressly provided in this Agreement, no Member may assign, transfer, charge or otherwise deal with its rights or obligations under this Agreement (or sub-contract the performance of any of its obligations hereunder) without the prior written consent of the other Member.

17.DEFAULT; REMEDIES

17.1Event of Default

(a)Any of the following events shall be an “Event of Default” with respect to a Member (the “Defaulting Party”) if:

(i)(A) a court of competent jurisdiction makes an order, or a resolution is passed, for the winding- up, dissolution or administration (or other process having substantially the same effect) of such

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Member; (B) a liquidator, receiver, administrator, administrative receiver, or other similar officer is appointed in respect of such Member or any material part of their assets; (C) a proceeding is commenced against any Member under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief, and such proceeding is not dismissed or stayed within sixty (60) days; or (D) a Member generally stops or suspends payment of its debts, becomes unable to pay its debts in any relevant jurisdiction as they become due;

(ii)if such Member breaches any term or condition of this Agreement that results in a Material Adverse Effect; provided that if any such breach (other than a failure to repay any applicable Member Loan within the time period applicable thereto pursuant to Section 4.3(c)) is capable of remedy then the Company or any other Member may give notice of an Event of Default under this paragraph and it shall have effect only if (and after) (A) written notice of that breach is served on such Member by the Company or such other Member (specifying that it is served under this paragraph); and (B) such Member fails to remedy such breach within sixty (60) days of service of such notice;

(iii)a breach of such Member or any Affiliate of a Member under any Project Document to which such Member or its Affiliate is a party that results in a Material Adverse Effect; provided that if any such breach is capable of remedy then the Company or any other Member may give notice of such material breach under this paragraph and it shall have effect only if (and after) (A) written notice of that breach is served on such Member by the Company or such other Member (specifying that it is served under this paragraph); and (B) such Member fails to remedy such breach within sixty (60) days of service of such notice;

(iv)a Member is the subject of a Removal Event or otherwise becomes a Disqualified Person; or

(v)if a Non-Contributing Member fails to repay any applicable Member Loan within the time period applicable thereto pursuant to Section 4.3(c).

(b)If an Event of Default occurs, (i) the non-Defaulting Party shall have the right (without prejudice to any other right or remedy it may have under this Agreement or at law or in equity), in its sole discretion, to commence to exercise its Event of Default Put Rights or Event of Default Call Rights in accordance with Section 8.3; (ii) the Defaulting Party shall, subject to Section 15.3, be liable to the non-Defaulting Party and its Affiliates for all damages, losses, and expenses (including reasonable attorney’s fees and disbursements) suffered or incurred by the non-Defaulting Party or its Affiliates as a result of such Event of Default; (iii) so long as such Event of Default is continuing, notwithstanding anything in this Agreement to the contrary, the Non-Defaulting Member shall have no obligation to make any additional Capital Contributions to the Company; and (iv) the non-Defaulting Party may exercise any other remedies it may have hereunder or at law or in equity, including without limitation specific performance.

(c)Notwithstanding any other provision of this Agreement, a breach by Blue Bird of Section 8.1(f) of this Agreement resulting from a BB Change of Control as contemplated under clause (a) of the definition of “BB Change of Control” (a “BB Ownership Change of Control”) will only be deemed an Event of Default for the limited purposes of:

(i)Section 8.5 of this Agreement; provided, however that with respect to a BB Ownership Change of Control: (x) the Non-Defaulting Member’s sole right under Section 8.5 will be to exercise an Event of Default Call Right (but not an Event of Default Put Right); and (y) to the extent the Event of Default Call Right is exercised, the purchase price for Blue Bird’s Interest will be 100% of the

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Fair Market Value of the Interest (as opposed to applying any discount otherwise contemplated under Section 8.5); and

(ii)Section 11.1(a)(ii) of this Agreement; provided, however that with respect to a BB Ownership Change of Control, the Non-Defaulting Member’s rights under Section 11.1(a)(ii) shall only be exercisable within one hundred eighty (180) days after the earlier of: (x) the Non-Defaulting Member’s receipt of notice from Blue Bird that the BB Ownership Change of Control has occurred; or (y) the first date that the Non-Defaulting Member otherwise has actual knowledge that the BB Ownership Change of Control has occurred. During such one hundred eighty (180) day period, notwithstanding any other provision of this Agreement, no Member shall have the obligation to make any additional Capital Contributions to the Company.

Further notwithstanding any other provision of this Agreement, a Non-Defaulting Member’s sole and exclusive remedy following any breach by Blue Bird of Section 8.1(f) resulting from a BB Ownership Change of Control will be an exercise of its rights under either Section 8.5 or Section 11.1(a)(ii), in each case as modified by this Section 17.1(c).

18.NOTICES

(a)Any notice or other formal communication to be given under, or in connection with, this Agreement (a “Notice”) shall be in writing (including in electronic form) and signed by or on behalf of the person giving it.

(b)Any Notice sent in accordance with this Section 18 shall be deemed to have been duly given:

(i)if sent by email, when received;

(ii)if hand delivered, when delivered; or

(iii)if sent by international mail, when received.

(c)The contact details of the Company shall be determined by the Board and the contact details of each Member are as follows:

Party	Attention	Address	Email
The Company	To be determined by the Board	To be determined by the Board	To be determined by the Board
Blue Bird	Ted Scartz, General Counsel	3920 Arkwright Road Suite 200 Macon, GA 31210	Ted.Scartz@blue- bird.com
Investor	CIO, Infrastructure	c/o [REDACTED]	[REDACTED]

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Party	Attention	Address	Email
Management Aggregator	To be determined by the Board	To be determined by the Board	To be determined by the Board

(d)If to any other Member other than those set forth in the table above: to such Member based on the notice information set forth in the Accession Agreement executed by such Member.

Each Member shall have the right to change any of its contact details by Notice (sent in like manner) to the Company.

19.GENERAL

19.1Waivers and Amendments

(a)No waiver by any Member of any provision of this Agreement (or of any right, power or privilege hereunder) shall be effective unless given in writing and signed by such Member. No failure or delay in exercising any right, power or privilege under this Agreement will operate as a waiver of it, nor will any single or partial exercise of it preclude any further exercise or the exercise of any other right, power or privilege under this Agreement or otherwise.

(b)Any amendment or other modification of this Agreement shall not be effective unless in writing and signed by each Member. The terms of this Agreement shall be subject to the terms of any subsequent agreement in writing entered into between the parties and referring to this Agreement.

19.2Entire Agreement

This Agreement constitutes the entire understanding and the whole agreement in relation to its subject matter and supersedes any previous understanding, agreement or arrangement (whether written or oral) between the Members with respect to its subject matter and (without limiting the generality of the foregoing) excludes any warranty, condition or other undertaking implied at law or by custom, usage or course of dealing.

19.3Severability

If any provision of this Agreement is held to be invalid or unenforceable, such provision shall (to the extent that it is invalid or unenforceable) be given no effect and shall be deemed not to be included in this Agreement (but without invalidating any of the remaining provisions of this Agreement).

19.4Counterparts

This Agreement may be executed (including by electronic means) in any number of counterparts and by the signatories to it on separate counterparts but will not be effective until each signatory has executed at least one counterpart. Each counterpart will constitute an original of this Agreement but all the counterparts will together constitute but one and the same instrument.

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19.5Language

The language of this Agreement and the transactions envisaged by it is English and all notices, demands, requests, statements, certificates or other documents or communications shall be in English unless otherwise agreed.

19.6Reimbursement of Management Aggregator Expenses

The Company shall promptly reimburse Management Aggregator or the managing member of Management Aggregator, or pay on behalf of Management Aggregator or the managing member of Management Aggregator, all Management Aggregator costs and expenses as reasonably requested by Management Aggregator or the managing member of Management Aggregator from time to time.

20.DISPUTES

Except as otherwise specifically provided herein, any dispute, claim, controversy or difference (each a “Dispute”) arising out of or in relation to this Agreement shall be resolved amicably between the Members in accordance with the procedure in this Section 20.

(a)Escalation

The Capital Member raising any Dispute shall first serve written notification of the Dispute on the other Capital Member (a “Dispute Notice”). Within 30 calendar days of the service of a Dispute Notice, a senior executive of each Capital Member with authority to settle the Dispute shall meet with the other to seek to resolve the Dispute in good faith. If within 30 calendar days of service of the Dispute Notice, or such longer period agreed in writing between the Capital Members, the Dispute has not been resolved, the Dispute shall be referred to arbitration by any Capital Member pursuant to Section 20(b) below.

(b)Arbitration Procedures

(i)Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, not resolved pursuant to clause (a) above, shall be settled by binding arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

(ii)This Section 20(b) and all Disputes determined hereunder shall be governed by the United States Federal Arbitration Act to the exclusion of any state laws inconsistent therewith.

(iii)Claims shall be heard by one (1) arbitrator. Within fifteen (15) days after the commencement of arbitration, the Capital Members shall select one (1) person to act as arbitrator. If the Capital Members cannot agree on such arbitrator, then (A) the panel of arbitrators shall be increased to three arbitrators, (B) within a further ten (10) days each Capital Member shall select one person to act as arbitrator and the two selected shall, within ten (10) days of their appointment, select a third arbitrator, who shall be the president of the tribunal, and (C) if the arbitrators selected by the parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be selected by the American Arbitration Association.

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(iv)Except as may be required by law, no Member nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of both Capital Members.

(v)The seat or legal place of the arbitration shall be New York, NY.

(vi)The language of the arbitration shall be English. The submission of documents, exhibits, submissions and expert reports shall be in English with no obligation or requirement to provide translations in any other language. The award will be rendered in English.

(vii)The award of the arbitrators shall be accompanied by a reasoned opinion and shall be final and binding upon the Members. Judgment to enforce the award may be entered by any court having jurisdiction thereof. The arbitrators will have the ability to award equitable relief, including interim equitable relief; provided, that the arbitrators shall not have the power or jurisdiction to award punitive or exemplary damages for any reason.

(viii)Each Member shall bear its own expenses, including attorney’s fees, incurred in connection with the arbitration and any judicial enforcement. The cost of the arbitrators and arbitration proceeding itself shall be shared by the Capital Members equally.

21.WAIVER OF JURY TRIAL

EACH MEMBER WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING RELATING TO THIS AGREEMENT. EACH MEMBER CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER,
(C) IT MAKES THIS WAIVER KNOWINGLY AND VOLUNTARILY, AND (D) ACKNOWLEDGES THAT IT AND EACH OTHER MEMBER HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 21.

22.GOVERNING LAW

THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, USA, WITHOUT REGARD TO CHOICE OF LAW OR CONFLICT OF LAWS PRINCIPLES (WHETHER OF THE STATE OF DELAWARE OF OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

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0135789-0000013 NYO1: 2007119703.11

Docusign Envelope ID: FA639DC3-5D58-457D-829A-D05F8A6F64A6

BLUE BIRD BODY COMPANY

By: /s/ Phil Horlock     Name: Phil Horlock
Title: CEO

Docusign Envelope ID: 69170C7A-F04F-4907-BA1C-AFFA956331A6

GC MOBILITY INVESTMENTS I, LLC

By: /s/ Scott Gosselink     Name: Scott Gosselink
Title: Manager

Docusign Envelope ID: 006B1168-B48A-496A-A23D-450D7B08ACA4

CBS MANAGEMENT AGGREGATOR, LLC

By:CBS Management Aggregator MM, LLC Its: Managing Member

/s/ Scott Gosselink

Name: Scott Gosselink
Title: Authorized Signatory

EXHIBIT 1 MEMBERS

Class A Member	Address	Capital Contributions	Class A Interests	Class A Pro Rata Share
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]

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Class B Member	Address	Capital Contributions	Class B Interests	Class B Pro Rata Share
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]

Class C1 Member	Address	Class C1 Interests	Class C1 Pro Rata Share
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]

Class C2 Member	Address	Class C2 Interests	Class C2 Pro Rata Share
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]

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EXHIBIT 2
[REDACTED]

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[REDACTED]

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[REDACTED]

[Signature Page Follows]

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[REDACTED]

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SCHEDULE A EXISTING MEMBERS

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EXHIBIT 3 COMPETITORS PART 1
BLUE BIRD COMPETITORS

[REDACTED]

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PART 2 INVESTOR COMPETITORS
[REDACTED]

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PART 3 COMPANY COMPETITORS
[REDACTED]

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EXHIBIT 4 MILESTONES

Event	Milestone Date
[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]

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EXHIBIT 5

[REDACTED]

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EXHIBIT 6

[REDACTED]

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EXHIBIT 7

[REDACTED]

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EXHIBIT 8 [REDACTED]

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[REDACTED]

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[REDACTED]

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